MERRILL LYNCH CAPITAL CORPORATION MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED 4 World Financial Center North Tower New York, NY 10080	BEAR, STEARNS & CO. INC. BEAR STEARNS CORPORATE LENDING INC. 383 Madison Avenue New York, New York 10197	BANK OF AMERICA, N.A. BANC OF AMERICA BRIDGE LLC BANC OF AMERICA SECURITIES LLC 9 West 57th Street New York, NY 10019
HIGHLY CONFIDENTIAL
May 2, 2007
Central Park Merger Sub, Inc.
c/o Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York 11714
Attention: Brian G. Sweeney
Project Central Park
Commitment Letter
Ladies and Gentlemen:
          You, Central Park Merger Sub, Inc., a Delaware corporation (“you” or “Merger Co.”), a wholly-owned subsidiary of Central Park Holding Company LLC, a Delaware limited liability company (“Family LLC”) formed at the direction of the Controlling Shareholders (as defined in Exhibit A hereto), have advised Merrill Lynch Capital Corporation (“Merrill Lynch”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), Bear Stearns Corporate Lending Inc. (“BSCL”), Bear, Stearns & Co. Inc. (“BSC”), Bank of America, N.A. (“Bank of America”), Banc of America Bridge LLC (“Banc of America Bridge”) and Banc of America Securities LLC (“BAS”) that you intend to acquire, through a going private recapitalization transaction, Cablevision Systems Corporation, a Delaware corporation (“Central Park or the “Company”), by consummating the Specified Transactions described in Exhibit A hereto. The sources and uses of the funds necessary to consummate the Specified Transactions and the other transactions contemplated hereby are set forth on Schedule I to this Commitment Letter. For purposes of this Commitment Letter, Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS are collectively referred to as the “Banks”, “we” or “us” and individually as a “Bank”. This Commitment Letter supersedes in its entirety the Commitment Letter dated as of January 11, 2007 between Merrill Lynch, MLPF&S, BSCL, BSC and Central Park.
          In addition, you have advised Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS that, in connection with the consummation of the Specified Transactions:

(a)	Super Holdco (as defined in Exhibit A hereto) will raise gross cash proceeds of not less than $4.425 billion from either (A) the issuance of a to-be-determined combination of unsecured senior fixed and floating rate and PIK toggle notes (the “Super Holdco Senior Notes”) due not earlier than ten years from the date of issuance and having no scheduled principal payments prior to maturity (the “Super Holdco Senior Note Offering”) or (B) the draw down under each of an unsecured senior interim loan (the “Super Holdco Senior Interim Loan”) and an unsecured senior PIK interim loan (the “Super Holdco Senior PIK Interim Loan” and, together with the Super Holdco Senior Interim Loan, the “Super Holdco Interim Loan”) that would be anticipated to be refinanced with debt securities substantially similar to the Super Holdco Senior Notes (the “Super Holdco Take-out Securities”);

(b)	CSC (as defined in Exhibit A hereto) will enter into senior secured credit facilities in the aggregate amount of $7.25 billion (the “CSC Senior Credit Facilities”), consisting of (i) a $1.0 billion term A loan facility (the “Term Loan A Facility”), (ii) a $4.75 billion term B loan facility (the “Term Loan B Facility”), (iii) a $500 million delayed draw term loan facility (the “Delayed Draw Term Loan Facility” and, together with the Term Loan A Facility and the Term Loan B Facility, the “Term Loan Facilities”) and (iv) a $1.0 billion revolving loan facility (the “CSC Revolving Credit Facility”);

(c)	Intermediate Holdco (as defined in Exhibit A hereto) will raise gross cash proceeds of not less than $800.0 million from either (A) the issuance of a to-be-determined combination of unsecured senior fixed and floating rate notes (the “Intermediate Holdco Senior Notes”) due not earlier than eight years from the date of issuance and having no scheduled principal payments prior to maturity (the “Intermediate Holdco Senior Note Offering”) or (B) the draw down under an unsecured senior interim loan (the “Intermediate Holdco Interim Loan”) that would be anticipated to be refinanced with debt securities substantially similar to the Intermediate Holdco Senior Notes (the “Intermediate Holdco Take-out Securities”);

(d)	RPH (as defined in Exhibit A hereto) will raise gross cash proceeds of not less than $1.0 billion from either (A) the issuance of a to-be-determined combination of unsecured senior fixed and floating rate notes (the “RPH Senior Notes”, and together with the Super Holdco Senior Notes and the Intermediate Holdco Senior Notes, the “Senior Notes”) due not earlier than ten years from the date of issuance and having no scheduled principal payments prior to maturity (the “RPH Senior Note Offering”, and together with the Super Holdco Senior Note Offering and the Intermediate Holdco Senior Note Offering, the “Senior Notes Offerings”) or (B) the draw down under an unsecured senior interim loan (the “RPH Interim Loan”, and together with the Super Holdco Interim Loan and the Intermediate Holdco Interim Loan, the “Interim Loans”) that would be anticipated to be refinanced with debt securities substantially similar to the RPH Senior Notes (the “RPH Take-out Securities”);

(e)	RNS (as defined in Exhibit A hereto) will enter into senior secured credit facilities in the aggregate amount of $1.030 billion (the “RNS Senior Credit Facilities”), consisting of (i) an $730.0 million term B loan facility (the “RNS

Term Loan B Facility”) and (ii) a $300.0 million revolving loan facility (the “RNS Revolving Credit Facility”); and

(f)	RPP (as defined in Exhibit A hereto) will enter into senior secured credit facilities in the aggregate amount of a $950.0 million (the “RPP Senior Credit Facilities”, and together with the CSC Senior Credit Facilities and the RNS Senior Credit Facilities, the “Senior Facilities”), consisting of (i) a $900.0 million term B loan facility (the “RPP Term Loan B Facility”) and (ii) a $50.0 million revolving loan facility (the “RPP Revolving Credit Facility”).
The Super Holdco Interim Loan, the CSC Senior Credit Facilities, the Intermediate Holdco Interim Loan, the RPH Interim Loan, the RNS Senior Credit Facilities and the RPP Senior Credit Facilities are collectively referred to herein as the “Facilities”.
The proceeds of the CSC Senior Credit Facilities, the Super Holdco Senior Notes (or the Super Holdco Interim Loan), the Intermediate Holdco Senior Notes (or the Intermediate Holdco Interim Loan), the RPH Senior Notes (or the RPH Interim Loan), the RNS Senior Credit Facilities and the RPP Senior Credit Facilities will be applied (i) to effect the Specified Transactions and (ii) to pay fees and expenses in connection therewith.
The Specified Transactions, the Super Holdco Senior Note Offerings (if any are consummated), the Intermediate Holdco Senior Note Offerings (if any are consummated), the RPH Senior Note Offerings (if any are consummated), the entering into and funding under the Facilities by the parties herein described, the other transactions contemplated hereby entered into and consummated in connection with the Specified Transactions and the payment of any related fees and expenses are herein collectively referred to as the “Transactions”.
          You have requested that Merrill Lynch, BSCL, Bank of America and Banc of America Bridge consider the package of financings described above and commit to provide the Facilities to finance in part the Specified Transactions and to pay certain related fees and expenses.
          Accordingly, subject to the terms and conditions set forth below, Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS hereby agree with you as follows:
          1. Commitments.
          (a) (i) Merrill Lynch hereby severally commits to provide to CSC 33 1/3% of the aggregate principal amount of the CSC Senior Credit Facilities, (ii) BSCL hereby severally commits to provide to CSC 33 1/3% of the aggregate principal amount of the CSC Senior Credit Facilities and (iii) Bank of America hereby severally commits to provide to CSC 33 1/3% of the aggregate principal amount of the CSC Senior Credit Facilities, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter dated as of the date hereof (the “Fee Letter”), addressed to Merger Co by Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS and accepted by Merger Co, and in the CSC Senior Credit Facilities Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit B (the “CSC Senior Credit Facilities Term Sheet”).
(b) (i) (A) Merrill Lynch hereby severally commits to provide to Super Holdco an amount equal to 33 1/3% of the aggregate principal amount of the Super Holdco Senior Interim Loan, (B) BSCL hereby severally commits to provide to Super Holdco an amount equal to 33 1/3% of the aggregate principal amount of the Super Holdco Senior Interim Loan, and (C) Banc of America Bridge hereby severally commits to provide to Super Holdco an amount equal to 33 1/3% of the aggregate principal amount of the Super Holdco Senior Interim Loan, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the Super Holdco Senior Interim Loan Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit C (the “Super Holdco Senior Interim Loan Term Sheet”) and (ii) (A) Merrill Lynch hereby severally commits to provide to Super Holdco an amount equal to 33 1/3% of the aggregate principal amount of the Super Holdco Senior PIK Interim Loan, (B) BSCL hereby severally commits to provide to Super Holdco an amount equal to 33 1/3% of the aggregate principal amount of the Super Holdco Senior PIK Interim Loan and (C) Banc of America Bridge hereby severally commits to provide to Super Holdco an amount equal to 33 1/3% of the aggregate principal amount of the Super Holdco Senior PIK Interim Loan, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the Super Holdco Senior PIK Interim Loan Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit H (the “Super Holdco Senior PIK Interim Loan Term Sheet”).
(c) (i) Merrill Lynch hereby severally commits to provide to Intermediate Holdco an amount equal to 33 1/3% of the Intermediate Holdco Interim Loan, (ii) BSCL hereby severally commits to provide to Intermediate Holdco an amount equal to 33 1/3% of the aggregate principal amount of the Intermediate Holdco Interim Loan and (iii) Banc of America Bridge hereby severally commits to provide to Intermediate Holdco an amount equal to 33 1/3% of the Intermediate Holdco Interim Loan, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the Intermediate Holdco Interim Loan Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit D (the “Intermediate Holdco Interim Loan Term Sheet”).
(d) (i) Merrill Lynch hereby severally commits to provide to RPH 33 1/3% of the aggregate principal amount of the RPH Interim Loan, (ii) BSCL hereby severally commits to provide to RPH 33 1/3% of the aggregate principal amount of the RPH Interim Loan and (iii) Banc of America Bridge hereby severally commits to provide to RPH 33 1/3% of the aggregate principal amount of the RPH Interim Loan, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the RPH Interim Loan Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit E (the “RPH Interim Loan Term Sheet”, and together with the Super Holdco Interim Loan Term Sheet and the Intermediate Holdco Interim Loan Term Sheet, the “Interim Loan Term Sheets”).
(e) (i) Merrill Lynch hereby severally commits to provide to RNS 33 1/3% of the aggregate principal amount of the RNS Senior Credit Facilities, (ii) BSCL hereby severally commits to provide to RNS 33 1/3% of the aggregate principal amount of the RNS Senior Credit Facilities and (iii) Bank of America hereby severally commits to provide to RNS 33 1/3% of the aggregate principal amount of the RNS Senior Credit Facilities, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the RNS Senior Credit Facilities Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit F (the “RNS Senior Credit Facilities Term Sheet”).
(f) (i) Merrill Lynch hereby severally commits to provide to RPP 33 1/3% of the aggregate principal amount of the RPP Senior Credit Facilities, (ii) BSCL hereby severally commits to provide to RPP 33 1/3% of the aggregate principal amount of the RPP Senior Credit Facilities and (iii) Bank of America hereby severally commits to provide to RPP 33 1/3% of the aggregate principal amount of the RPP Senior Credit Facilities, in each case upon the terms and subject to the conditions set forth or referred to herein, in the Fee Letter and in the RPP Senior Credit Facilities Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit G (the “RPP Senior Credit Facilities Term Sheet”).

The CSC Senior Credit Facilities Term Sheet, the Super Holdco Senior Interim Loan Term Sheet, the Super Holdco Senior PIK Interim Loan Term Sheet, the Intermediate Holdco Interim Loan Term Sheet, the RPH Interim Loan Term Sheet, the RNS Senior Credit Facilities Term Sheet and the RPP Senior Credit Facilities Term Sheet are collectively referred to as the “Term Sheets” and each as a “Term Sheet”.
The commitments of each of Merrill Lynch, BSCL, Bank of America and Banc of America Bridge hereunder are subject to the negotiation, execution and delivery of definitive documentation governing each of the Facilities consistent with the terms and conditions set forth herein and in the Term Sheets and otherwise reasonably satisfactory to you and us (collectively, the “Loan Documents”). All the material terms and conditions of such commitments are limited to those set forth herein or in the Term Sheets. Matters that are not covered or made clear herein or in the Term Sheets or the Fee Letter are subject to the mutual agreement of the parties.
          2. Syndication. We reserve the right and intend, prior to or after the execution of the Loan Documents, to syndicate all or a portion of our commitments related to each Facility to the Primary Target Lenders (as defined in the Fee Letter) and one or more other financial institutions in consultation with you (together with Merrill Lynch, BSCL, Bank of America and Banc of America Bridge, the “Lenders”), and you agree to provide the Lead Arrangers (as defined below) with a period of at least 30 consecutive days following the launch of the general syndication of the Facilities and immediately prior to the Closing Date to syndicate the Facilities; provided, however, that any such syndication of the Commitments related to any Interim Loan prior to the execution of the Loan Documents for such Interim Loan shall not result in Merrill Lynch, BSCL, Banc of America Bridge and any other entity with a bookrunning manager role in respect of such Interim Loan (or such entity’s affiliate that is a Lender thereunder) (such entity referred to as “Other Interim Loan Bookrunner”) holding in the aggregate less than 51% of the aggregate amount of such Interim Loan made on the Closing Date. Notwithstanding anything to the contrary contained herein, any assignments of any Interim Loan by any Lender thereunder (including Merrill Lynch, BSCL, Banc of America Bridge and any Other Interim Loan Bookrunner) on or following the Closing Date shall be governed by the provisions in the section entitled “Assignments and Participations” set forth in the applicable Interim Loan Term Sheet. Upon any such additional Lender (including a Primary Target Lender) issuing its commitment to provide a portion of any of the Facilities, Merrill Lynch, BSCL, Bank of America and Banc of America Bridge, in each case shall be released on a pro rata basis from a portion of their commitment in respect of such Facility in an aggregate amount equal to the commitment of such Lender; provided that, prior to the date of the initial funding under the Facilities, (a) Merrill Lynch, BSCL, Bank of America, Banc of America Bridge and the Primary Target Lenders shall retain collectively at least 61% of the aggregate commitments in respect of each Facility and (b) the commitments of each of Merrill Lynch, BSCL, Bank of America, Banc of America Bridge and the Primary Target Lenders hereunder shall be reduced if and only to the extent that (i) such commitments are received from other lending institutions consented to by you (such consent not to be unreasonably withheld, delayed or conditioned) and (ii) such commitments are in fact funded by such other lending institutions on the Closing Date.
          It is understood and agreed that:
     (a) MLPF&S (or one of its affiliates), BSC (or one of its affiliates) and BAS (or one of its affiliates) shall act as joint lead arrangers and bookrunning managers for the Senior Facilities (in such capacity, the “Senior Lead Arrangers”),
     (b) MLPF&S (or one of its affiliates), BSC (or one of its affiliates) and BAS (or one of its affiliates) shall act as joint lead arrangers and bookrunning managers for the Interim Loans (in such capacity, the “Bridge Lead Arrangers” and, together with the Senior Lead Arrangers, the “Lead Arrangers”),

     (c) as to any particular Facility, one or more of MLPF&S (or one of its affiliates), BSC (or one of its affiliates) or BAS (or one of its affiliates) shall act as syndication agent and documentation agent for such Facility, and
     (d) as to any particular Facility, one of Merrill Lynch, BSC, Bank of America and/or Banc of America Bridge (or, in each case, one of their respective affiliates) shall act as sole and exclusive administrative agent for such Facility (in such capacity, the “Administrative Agents”).
          Subject to the immediately succeeding paragraph, (a) any agent or arranger titles (including co-agents) awarded to other Lenders for any Facility are subject to the Lead Arrangers’ prior approval and shall not entail any role with respect to the matters referred to in this paragraph or in paragraph 1 above without the Lead Arrangers’ prior consent, and (b) you agree that no Lender will receive compensation outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in any of the Facilities or in any other respect in connection with the financing of the Specified Transactions.
          It is understood and agreed that, subject to the immediately succeeding paragraph, you may appoint additional arranger titles other than lead arrangers (including co-agents) to other lenders, underwriters, initial purchasers or placement agents in connection with a Facility, provided that (a) no more than three additional bookrunner or equivalent titles or roles, with total economics of no greater than 30%, may be awarded in connection with any one Facility, (b) no more than two additional co-manager or equivalent titles or roles, with total economics of no greater than 10%, may be awarded in connection with any one Facility, (c) each of (i) Merrill Lynch, MLPF&S or their respective affiliates, taken as a whole, (ii) BSC, BSCL or their respective affiliates, taken as a whole, and (iii) Bank of America, Banc of America Bridge, BAS or their respective affiliates, taken as a whole, shall be offered equal and no less than 20% of the total economics in connection with each such Facility and (d) no additional arranger, agent, manager, underwriter, initial purchaser, placement agent or bookrunner shall be offered economics greater than Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge or BAS in connection with any Facility.
          It is further understood and agreed that with respect to any marketing, legal or informational material in connection with the Facilities, (a) each of, and only each of, MLPF&S, BSC and BAS, shall receive “top-line” placement, (b) one of MLPF&S’s name, BSC’s name or BAS’ name shall receive “top-left” placement for a particular Facility and (c) MLPF&S, BSC and BAS shall be the only joint Lead Arrangers with respect to any Facility.
          The Lead Arrangers (or their respective affiliates) will manage all aspects of the syndication of each Facility (in consultation with you), including decisions as to the selection of potential Lenders to be approached and when they will be approached, when their commitments will be accepted, which Lenders will participate and the final allocations of the commitments among the Lenders (which are likely not to be pro rata across facilities among Lenders) for each Facility, and will perform all functions and exercise all authority as is customarily performed and exercised in the capacities of lead arranger, book running manager and syndication agent and documentation agent, including selecting counsel for the Lenders and negotiating the Loan Documents. You understand that we intend to commence the separate syndication of each of the Facilities promptly, and you agree actively to assist us, and to use your commercially reasonable efforts to cause Central Park and its subsidiaries to actively assist us, in achieving a timely syndication that is reasonably satisfactory to you and us. The syndication efforts will be accomplished by a variety of means, including direct contact during the syndication between your senior management, advisors and affiliates (and your using of commercially reasonable efforts to cause direct contact during syndication between senior management, advisors and affiliates of Central Park and its restricted subsidiaries) on the one hand, and the proposed Lenders on the other hand, and your (and your using of commercially reasonable efforts to cause Central Park’s and its restricted subsidiaries and affiliates’) hosting, with us, one or more meetings with prospective Lenders at such times and places as the Lead Arrangers may reasonably request. You agree, upon our request, to (a) provide, and use commercially reasonable efforts to cause Central Park and its subsidiaries and your and their affiliates and advisors to provide, to us all information available to you or them and reasonably requested by us to successfully complete the syndication, including the information and projections (including updated projections) contemplated hereby, and (b) assist, and use commercially reasonable efforts to cause Central Park and its subsidiaries and your and their affiliates and advisors to assist, us in the preparation of one or more Confidential Information Memoranda and other marketing materials (the contents of which you shall be solely responsible for and which may include separate “public” and “private” memoranda in customary form as further described below) to be used in connection with the syndication, including using commercially reasonable efforts to make available representatives of Central Park and its restricted subsidiaries, RNS and its restricted subsidiaries and RPP and its restricted subsidiaries for due diligence and road shows. You also agree to use your commercially reasonable efforts to ensure, and to use your commercially reasonable efforts to cause Central Park to use its commercially reasonable efforts to ensure, that our syndication efforts benefit materially from your and Central Park’s (and your and its affiliates’) existing lending relationships. Each Lead Arranger reserves the right to engage the services of its respective affiliates in furnishing the services to be performed as contemplated herein and to allocate (in whole or in part) to any such affiliates any fees payable to it in such manner as it and its affiliates may agree in their sole discretion.
          It is also agreed that, after the date hereof and prior to and during the syndication of the Facilities, none of Central Park or any of its subsidiaries, nor Topco, Super Holdco or Merger Co, shall have syndicated or issued, attempted to syndicate or issue, announced or authorized the announcement of, or engaged in discussions concerning the syndication or issuance of any preferred equity security (including convertibles), debt facility or debt security of any of them, including renewals thereof, other than the following (collectively, the “Permitted Financings”): (a) the Facilities; (b) the Senior Notes; and (c) a refinancing of the Refinanced Notes occurring prior to the Closing Date (provided that the Lead Arrangers shall have been offered a bona fide right of first refusal to provide any such financing; and provided further that, to the extent that the Lead Arrangers do not provide such financing, Merger Co and its affiliates shall coordinate, and shall use their reasonable commercial efforts to cause the lenders providing such financing to coordinate, with the Lead Arrangers in connection with any syndication or marketing in respect of such financing).
          3. Fees. As consideration for our commitments hereunder and our undertakings to arrange, manage, structure and syndicate the Facilities, you agree to pay or cause to be paid to us the fees set forth in the Fee Letter as and when payable thereunder.
          4. Conditions. Our commitments and undertakings hereunder are subject to the conditions set forth in the last paragraph of Section 1 and in Section 3 herein, in the Term Sheets and in Exhibit I attached hereto.
          Notwithstanding anything in this Commitment Letter, the Fee Letter, the definitive documentation or any other letter agreement or other undertaking concerning the financing of the Transactions contemplated hereby to the contrary, (a) the only representation and warranties the making of which shall be a condition to the availability of the Facilities on the Closing Date shall be (i) such of the representations made by or on behalf of Central Park and its subsidiaries in the Merger Agreement (as defined in Exhibit A) as are material to the interests of the Lenders thereunder, but only to the extent that you have the right to terminate your obligations under the Merger Agreement as a result of a breach of such representations in the Merger Agreement (determined without regard to whether any notice is required to be delivered by you or any other party to the Merger Agreement) and (ii) the Specified

Representations (as defined below) and (b) the terms of the definitive documentation shall be in a form such that they do not impair the availability of the Facilities on the Closing Date if the conditions set forth in the last paragraph of Section 1 and in Section 3 herein, in the Term Sheets and in Exhibit I are satisfied. For purposes hereof, “Specified Representations” means those representations and warranties described in the Term Sheets relating to (a) corporate status, power and authority, due authorization, execution and delivery and the enforceability of the definitive documentation (subject to customary qualifications and exceptions), in each case as they relate to the entering into and performance of the definitive documentation, Federal Reserve margin regulations, the Investment Company Act, status of the Senior Facilities as “senior debt” as defined in and under the existing indentures to which CSC is a party and consolidated solvency, and (b) no violation, ownership of properties, no material adverse litigation or change, accuracy of information and disclosure, governmental approvals, compliance with laws and inapplicability of takeover statutes or rights agreements, in each case with respect to this clause (b), to the extent that the failure of any such representation or warranty to be true and correct as so made, individually or in the aggregate with all other such failures, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement referred to in Exhibit A).
          5. Information and Investigations. You hereby represent and covenant that (a) all written information and data (excluding financial projections, forecasts and other forward-looking information) that have been or will be made available by you, or on your behalf by any of your affiliates, representatives or advisors, to us or any Lender (whether before or after the date hereof) in connection with the Transactions (the “Information”), taken as a whole, is and will be complete and correct in all material respects and does not and will not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made and (b) all financial projections, forecasts and other forward-looking information concerning Central Park and its subsidiaries and the Transactions (the “Projections”) that have been made or will be prepared by you or on behalf of you by any of your affiliates, representatives or advisors and that have been or will be made available to us or any Lender in connection with the Transactions have been and will be prepared in good faith based upon assumptions believed by you to be reasonable (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that no assurance can be given that the Projections will be realized). You agree to supplement the Information and the Projections from time to time until the consummation of the Merger and the initial funding under any of the Facilities (the “Closing Date”) and, if reasonably requested by us, for a reasonable period thereafter necessary to complete the syndication of the Facilities so that the representation and covenant in the preceding sentence remain correct. In syndicating the Facilities we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent check or verification thereof.
          You hereby acknowledge that (a) Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and/or BAS will make available Information and Projections (collectively, “Borrower Materials”) to the proposed syndicate of Lenders by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the proposed Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers (as defined in the Term Sheets) or their respective securities) (each, a “Public Lender”). You hereby agree that (w) you will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and include a reasonably detailed term sheet among such Borrower Materials and that all such Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, you shall be deemed to have authorized Merrill Lynch, MLPF&S, BSC, BSCL , Bank of America, Banc of America Bridge, BAS and the

proposed Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States federal and state securities laws, it being understood that certain of such Borrower Materials may be subject to the confidentiality requirements of the definitive credit documentation; and (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender”. Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS shall be entitled, and hereby agree, to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender”. The provisions of this paragraph are subject to, and do not qualify, our obligations under paragraph 8 below with respect to information. Except for our own gross negligence or willful misconduct, we shall not be liable for or in connection with the transmission of any materials by electronic means.
          6. Indemnification. You agree to indemnify and hold harmless Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge, BAS and each other Lender and their respective officers, directors, employees, affiliates, agents and controlling persons (each of Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge, BAS, each other Lender and each such other person being an “Indemnified Party”) from and against any and all losses, claims, damages, costs, expenses and liabilities, joint or several, to which any Indemnified Party may become subject under any applicable law, or otherwise related to or arising out of or in connection with this Commitment Letter, the Fee Letter, the Term Sheets, the Facilities, the advances and/or purchases under the Facilities, the use of proceeds of any such advances and/or purchases, any part of the Transactions or any related transaction and the performance by any Indemnified Party of the services contemplated hereby and will promptly reimburse each Indemnified Party for any and all expenses (including counsel fees and expenses) incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of you or any of your subsidiaries, affiliates, security holders or equity holders and whether or not any of the Transactions are consummated or this Commitment Letter is terminated, except to the extent that such loss, claim, damage, cost, expense or liability is finally determined by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party or any Related Person (defined below) of such Indemnified Party. You further agree not to assert any claim against any Indemnified Party for consequential, punitive or exemplary damages on any theory of liability in connection in any way with the transactions described in or contemplated by this Commitment Letter. For purposes hereof, a “Related Person” of an Indemnified Party means (a) any of Merrill Lynch or MLPF&S or any of their respective affiliates, or any of the officers, directors, employees, agents or controlling persons thereof if the Indemnified Party is Merrill Lynch or MLPF&S or any of their affiliates, or any of their respective officers, directors, employees, agents or controlling persons, (b) BSC or BSCL or any of their respective affiliates, or the officers, directors, employees, agents or controlling persons thereof if the Indemnified Party is BSC or BSCL or any of their respective affiliates, or any of their respective officers, directors, employees, agents or controlling persons and (c) Bank of America, Banc of America Bridge or BAS or any of their respective affiliates, or the officers, directors, employees, agents or controlling persons thereof if the Indemnified Party is Bank of America, Banc of America Bridge or BAS or any of their respective affiliates, or any of their respective officers, directors, employees, agents or controlling persons.
          You agree that, without the prior written consent of Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS (which consent shall not be unreasonably withheld or delayed), neither you nor any of your affiliates or subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions hereof (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (a) includes an unconditional written release in form and substance reasonably satisfactory to Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS of each Indemnified Party from all liability arising out of such claim, action or proceeding and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.
          In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against you or any of your subsidiaries or affiliates in which such Indemnified Party is not named as a defendant, you agree to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the fees and expenses of its legal counsel.
          7. Expenses. You agree to reimburse us and our respective affiliates for our and their reasonable expenses upon our request made from time to time (including, without limitation, all reasonable due diligence investigation expenses, syndication expenses (including printing, distribution, bank meetings, IntraLinks and comparable services), travel expenses, duplication fees and expenses, audit fees, search fees, filing and recording fees and the reasonable fees, disbursements and other charges of Shearman & Sterling LLP (other than fees and expenses related to any Senior Notes Offering and any other offering of debt securities) (including any local counsel (if necessary) acting on our behalf) and any sales, use or similar taxes (and any additions to such taxes) related to any of the foregoing) incurred in connection with the negotiation, preparation, execution and delivery, waiver or modification, collection and enforcement of this Commitment Letter, the Term Sheets, the Fee Letter and the Loan Documents and the security arrangements in connection therewith, whether or not such fees and expenses are incurred before or after the date hereof, (i) in the event that the Merger and initial funding under any of the Facilities is consummated, (ii) to the extent that you or any of your affiliates are reimbursed by a third party for such costs and expenses, or (iii) in the event that Central Park receives and accepts an acquisition or recapitalization offer that is higher than the offer submitted in connection with this financing commitment on or prior to April 30, 2008, subject in the case of this clause (iii), to (x) a cap equal to $1,500,000 for expenses incurred prior to the date hereof, and (y) an overall cap equal to $5,000,000.
          8. Confidentiality. This Commitment Letter, the Term Sheets, the Fee Letter, the Engagement Letter, the contents of any of the foregoing and our and/or our respective affiliates’ activities pursuant hereto or thereto are confidential and shall not be disclosed by or on behalf of you or any of your affiliates to any person without our prior written consent, except that you may disclose this Commitment Letter, the Term Sheets and Annexes I and II to the Fee Letter (the “Annexes”) or the contents thereof or any such activities pursuant thereto and/or our affiliates’ activities pursuant hereto and thereto (a) to you and your affiliates, officers, directors, employees and advisors, and to Central Park and its affiliates, officers, directors, employees and advisors, but in each case only in connection with the Transactions and on a confidential need-to-know basis, (b) to the extent required by applicable law or compulsory legal process (based on the advice of legal counsel); provided, however, that in the event of any such compulsory legal process, you agree, to the extent practicable, to give us prompt notice thereof and to cooperate with us in securing a protective order in the event of compulsory disclosure; and provided, further that, to the extent practicable, any disclosure made pursuant to public filings by you and Central Park, and any of your or its subsidiaries, shall be subject to our prior review (it being understood and agreed that in no event shall the Fee Letter (other than the Annexes) or any part thereof or the contents thereof be disclosed pursuant to such public filings without our prior written consent) and (c) to any actual or prospective Lender or any actual or prospective lender or investor in connection with the financing of the Transactions, any of their respective affiliates, and any of their respective partners, officers, directors, employees, agents, accountants, attorneys or other advisors of any of the foregoing, but only in connection with the Transactions and on a confidential need-to-know basis.

          You agree that you will permit us to review and approve any reference to Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge, BAS or any of our respective affiliates in connection with the Facilities, the Transactions or any of the transactions contemplated hereby contained in any press release or similar public disclosure prior to public release. You agree that Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS and our respective affiliates may share among us and/or with any of our respective affiliates, officers and advisors any information relating to or concerning the Transactions, you and your subsidiaries and affiliates, or any of the matters contemplated hereby, on a confidential basis. Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS each agree to treat, and cause any of its respective affiliates and officers to treat, all non-public information provided to it by you or on your behalf as confidential information, except that such information may be disclosed (a) to its and its affiliates’ partners, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and agree to keep such information confidential), (b) to the extent requested or required by any state, Federal or foreign authority or examiner regulating such Bank, (c) to the extent required by applicable law, rule or regulation or by any subpoena or similar legal process, (d) in connection with any litigation or legal proceeding relating to this Commitment Letter, the Fee Letter, the Engagement Letter or any other documentation in connection therewith or the enforcement of rights hereunder or thereunder or to which such Bank or any of its affiliates may be a party, (e) to any prospective Lender (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and agree to keep such information confidential), (f) to any rating agency when required by it, (g) to the extent such information becomes publicly available other than as a result of a breach of this paragraph or (h) to the extent applicable, for purposes of establishing a “due diligence” defense. Your and our obligations under this paragraph shall remain effective whether or not any Loan Documents are entered into or the Transactions are consummated or any extensions of credit are made under the Facilities or this Commitment Letter is terminated or expires.
          You should be aware that Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS and/or our respective affiliates may be providing financing or other services to parties whose interests may conflict with yours. Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS each agree that it will not furnish confidential information obtained from you to any of our other customers. By the same token, Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS will not make available to you confidential information that we have obtained or may obtain from any other customer.
          Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS each hereby notify you that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “Patriot Act”), each of us and each of the other Lenders is required to obtain, verify and record information that identifies you, Central Park, each of the Central Park Entities and each Loan Party (as defined in the Term Sheets), which information includes names and addresses and other information that will allow each of us or such other Lender, as applicable, to identify you, Central Park, each of the Central Park Entities and each Loan Party in accordance with the Patriot Act.
          9. Termination. Our commitments hereunder are based upon the financial and other information regarding Central Park and its subsidiaries previously provided to us. Our respective commitments and undertakings hereunder shall terminate in their entirety automatically and without further notice or action on the first to occur of (a) 5:00 p.m., New York City time, on March 31, 2008 (the “Final Termination Date”), unless on or prior to such date the Transactions have been consummated and the Loan Documents evidencing the respective Facilities, in form and substance reasonably satisfactory to us and the Lenders, shall have been executed and delivered by the applicable Central Park Entities, the other Loan Parties and the Lenders and the initial borrowings and/or purchases shall have occurred thereunder and (b) any time after the execution of the Merger Agreement and prior to the consummation of the Transactions, the date of the termination of the Merger Agreement. Our respective commitments and undertakings hereunder may also be terminated by us if you fail to perform your obligations under this Commitment Letter, the Fee Letter or, with respect to the Interim Loans, the Engagement Letter referred to in Exhibit I hereto on a timely basis. Nothing herein shall be deemed to obligate you or Central Park to consummate the Merger, and therefore you shall have the right to terminate this Commitment Letter at any time prior to the execution and delivery of the Loan Documents by written notice to Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS. Notwithstanding the foregoing, the provisions of Sections 6, 7, 8 and 11 hereof shall survive any termination pursuant to this Section 9, except that Sections 6, 7 and 8 hereof (other than your obligations in connection with assistance to be provided in respect of the syndication of the Facilities and the confidentiality of the Fee Letter and the contents thereof) will be superseded by the corresponding provisions of the Loan Documents.
          10. Assignment; etc. This Commitment Letter and our respective commitments and undertakings hereunder shall not be assignable by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment shall be void and of no effect; provided that Merger Co shall have the right to assign all of its rights and obligations under this Commitment Letter to Central Park prior to the closing of the Specified Transactions on terms and conditions reasonably satisfactory to the Lead Arrangers, and upon such assignment becoming effective and subject to the terms and conditions of such assignment, we agree that you will be released from all liability hereunder, other than with respect to your obligations pursuant to the last sentence of Section 9 hereof; and provided further that nothing contained in this Section 10 shall prohibit Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS (each in their sole discretion) from (a) performing any of their duties hereunder through any of their respective affiliate or affiliates, and you will owe any related duties (including those set forth in Section 2 above) to any such affiliate or affiliates, and (b) granting (in consultation with you) participations in, or selling (subject to the provisions of Section 2 hereof) assignments of all or a portion of, the commitments or the advances and/or purchases under the Facilities pursuant to arrangements consistent with the terms and conditions hereof and of the Term Sheets and otherwise reasonably satisfactory to the Lead Arrangers. Notwithstanding the foregoing to the contrary, the Banks hereby agree that (a) with respect to any commitment of Merrill Lynch, BSCL and Bank of America under any of the Senior Facilities, any assignment of, or any agreement to assign, sell or grant a participation in, any such commitment by Merrill Lynch, BSCL or Bank of America (the “Credit Facility Assigning Party”) shall only be effective to the extent it reduces the commitment of the non-Credit Facility Assigning Party pro rata with respect to its portion of the aggregate initial commitments under such Senior Facility and (b) with respect to any commitment of Merrill Lynch, BSCL and Banc of America Bridge under any of the Interim Loans, any assignment of, or any agreement to assign, sell or grant a participation in, any such commitment by Merrill Lynch, BSCL or Banc of America Bridge (the “Interim Loan Assigning Party”) shall only be effective to the extent it reduces the commitment of the non-Interim Loan Assigning Party pro rata with respect to its portion of the aggregate initial commitments under such Interim Loan. This Commitment Letter is solely for the benefit of the parties hereto and does not confer any benefits upon, or create any rights in favor of, any other person.
          11. Governing Law; Waiver of Jury Trial. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Commitment Letter, any of the Transactions or the performance by us or any of our respective affiliates of the services contemplated hereby. In addition, with respect to any action or proceeding arising out of or relating to this Commitment Letter or the Transactions or the performance of any of the parties hereunder, each of the parties hereto hereby irrevocably (a) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York, New York; (b) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or Federal court; and (c) waives the defense of any inconvenient forum to such New York State or Federal court.
          12. Amendments; Counterparts; etc. No amendment or waiver of any provision hereof or of the Term Sheets shall be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. This Commitment Letter, the Engagement Letter, the Term Sheets and the Fee Letter are the only agreements between the parties hereto with respect to the matters contemplated hereby and thereby and set forth the entire understanding of the parties with respect thereto. This Commitment Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier or facsimile shall be effective as delivery of a manually executed counterpart.
          13. Public Announcements. Following completion of the Transaction, we may, subject to your prior consent (not to be unreasonably withheld, delayed or conditioned) at our expense, publicly announce as we may choose the capacities in which we have acted hereunder.
          14. Notices. Any notice given pursuant hereto shall be mailed or hand delivered in writing, if to: (a) you, at your address set forth on page one hereof; (b) Merrill Lynch or MLPF&S, at 4 World Financial Center, North Tower, New York, New York 10080, Attention: Loan Capital Markets; (c) BSC or BSCL, at 383 Madison Avenue, New York, NY 10197, Attention: High Yield Capital Markets and (d) Bank of America, Banc of America Bridge or BAS, at 9 West 57th Street, New York, NY 10019, Attention: Leveraged Finance; and, in the event of any such notice given to a Bank listed in clauses (b), (c) or (d) hereof, with a copy to Michael I. Zinder, Esq., at Shearman & Sterling LLP, 599 Lexington Ave., New York, NY 10022.
          You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any Bank is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether any Bank has advised or is advising you on other matters, (b) each Bank, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of such Bank, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that each Bank is engaged in a broad range of transactions that may involve interests that differ from your interests and that no Bank has any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against Merrill Lynch, MLPF&S, BSCL, BSC, Bank of America, Banc of America Bridge and BAS for breach of fiduciary duty or alleged breach of fiduciary duty and agree that no Bank shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.
          The parties further acknowledge and agree that if Central Park or any of its subsidiaries shall sell or otherwise dispose of any material assets or interests in excess of $100 million prior to the Closing Date, you shall exercise commercially reasonable efforts to ensure that an amount equal to the net cash proceeds of any such sale or other disposition shall be applied or utilized (or set aside for application or utilization) by Central Park in its existing lines of business conducted within its existing or, in the case of RPP and RPH, prospective restricted groups (including the acquisition of entities in such existing lines of business that are to be included in such existing or prospective restricted groups) or in connection with the Specified Transactions and/or other Transactions (including reductions in the commitments in respect of the Facilities) in a manner as may be reasonably determined by Central Park and in consultation with the Lead Arrangers; provided that, to the extent that any portion of such proceeds are not applied or utilized (or set aside therefor) in respect of any existing line of business within Central Park’s existing or prospective restricted groups, you shall exercise commercially reasonable efforts to ensure that such application or utilization (or set aside therefor) shall be as reasonably determined by Central Park and the Lead Arrangers mutually; in each case subject to applicable contractual or other legal restrictions on the Central Park’s ability to utilize such proceeds.
          Please confirm that the foregoing correctly sets forth our agreement of the terms hereof and the Fee Letter by signing and returning to the Lead Arrangers the duplicate copy of this Commitment Letter, the Fee Letter and, if you are accepting this Commitment Letter with respect to the Interim Loans, the Engagement Letter enclosed herewith. Unless we receive your executed duplicate copies hereof and thereof by 5:00 p.m., New York City time, on May 3, 2007, our respective commitments and undertakings hereunder will expire automatically without notice or further action at such time (and we shall thereafter have no obligations whatsoever to you).
          BY SIGNING THIS COMMITMENT LETTER, EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES AND AGREES THAT (A) BANK OF AMERICA IS OFFERING TO PROVIDE THE SENIOR FACILITIES SEPARATE AND APART FROM BANC OF AMERICA BRIDGE’S OFFER TO PROVIDE THE INTERIM LOANS AND (B) BANC OF AMERICA BRIDGE IS OFFERING TO PROVIDE THE INTERIM LOANS SEPARATE AND APART FROM THE OFFER BY BANK OF AMERICA TO PROVIDE THE SENIOR FACILITIES. YOU MAY, AT YOUR OPTION, ELECT TO ACCEPT THIS COMMITMENT LETTER (AND THE APPLICABLE PROVISIONS OF THE FEE LETTER), AS TO BANK OF AMERICA AND BANC OF AMERICA BRIDGE, WITH RESPECT TO EITHER THE SENIOR FACILITIES OR THE INTERIM LOANS OR BOTH.
[Remainder of Page Intentionally Left Blank]

          We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours, MERRILL LYNCH CAPITAL CORPORATION
By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name:
Title:

[Signature page to Commitment Letter]

BEAR, STEARNS & CO. INC.
By:
Name:
Title:

BEAR STEARNS CORPORATE LENDING INC.
By:
Name:
Title:

[Signature page to Commitment Letter]

BANK OF AMERICA, N.A.
By:
Name:
Title:

BANC OF AMERICA BRIDGE LLC
By:
Name:
Title:

BANC OF AMERICA SECURITIES LLC
By:
Name:
Title:

[Signature page to Commitment Letter]

Accepted and agreed to as of
the date first written above:
CENTRAL PARK MERGER SUB, INC.

By:
Name:
Title:
By signing above, acceptance is made of all Facilities
offered by Bank of America and Banc of America Bridge.
If acceptance is desired of only certain of the Facilities,
so specify next to such signature.
[Signature page to Commitment Letter]

SCHEDULE I
Estimated Sources and Uses of Funds
($ millions)

Sources		Uses
Super Holdco Senior Notes or Super Holdco Interim Loan	$4,425	Purchase Price for Merger****	$9,005

Revolving Credit Facility under CSC Senior Credit Facilities*	$0	CSC Refinancing	$4,453

Term Loan A Facility under CSC Senior Credit Facilities	$1,000	RNS Refinancing	$533

Term Loan B Facility, under CSC Senior Credit Facilities	$4,750

Intermediate Holdco Senior Notes or Intermediate Holdco Interim Loan	$800

RPH Senior Notes or RPH Interim Loan	$1,000

RNS Revolving Credit Facility**	$0

RNS Term Loan B Facility	$730

RPP Revolving Credit Facility***	$0

RPP Term Loan B Facility	$900

Excess Cash	$386

Total Sources	$13,991	Total Uses	$13,991

*	$1 billion of CSC Revolving Credit Facility commitments; it is currently estimated that none of the CSC Revolving Credit Facility will be drawn at closing for purposes of financing in part the Transactions.

**	$300 million of RNS Revolving Credit Facility commitments; it is currently estimated that none of the RNS Revolving Credit Facility will be drawn at closing for purposes of financing in part the Transactions.

***	$50 million of RPP Revolving Credit Facility commitments; it is currently estimated that none of the RPP Revolving Credit Facility will be drawn at closing for purposes of financing in part the Transactions.

****	Includes redemption of existing equity and cash awards and transaction fees and expenses.

I-1

EXHIBIT A
Specified Transactions Description1
All capitalized terms used herein but not defined herein shall have the meanings provided in the Commitment Letter to which this Exhibit A is attached. The following transactions are referred to herein as the “Specified Transactions”.
Certain of Central Park’s shareholders and/or their affiliates, as disclosed in the Merger Agreement as in effect on the date hereof (the “Controlling Shareholders”), have formed Family LLC, which in turn has formed Merger Co as a direct wholly-owned subsidiary.
Central Park will create a newly formed direct wholly-owned subsidiary (“Super Holdco”), which will in turn create a newly formed direct wholly-owned subsidiary (“Intermediate Holdco”) and contribute to Super Holdco, which will then contribute to Intermediate Holdco, all the capital stock of Central Park’s direct wholly-owned subsidiary, CSC Holdings, Inc. (“CSC”), as equity and Intermediate Holdco will then assume all of Central Park’s obligations under its 8% Senior Notes due 2012 and Floating Rate Senior Notes due 2009 (collectively, the “Existing Central Park Senior Notes”) in accordance with the terms of the indentures governing such Existing Central Park Senior Notes.
Super Holdco will, on the date of the Merger (as defined below), raise gross cash proceeds of no less than $4.425 billion from either the issuance of the Super Holdco Senior Notes or the Super Holdco Interim Loan. Super Holdco will make a dividend payment to Topco/Central Park in an aggregate amount of approximately $8.581 billion (the “Super Holdco Dividend Payment”).
CSC will, on the date of the Merger, (i) repay and refinance in full all indebtedness and terminate all commitments to make extensions of credit under the Credit Agreement, dated as of February 24, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing CSC Credit Facility”), among CSC, as borrower, the restricted subsidiaries party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, and the agents, arrangers and bookmanagers party thereto (the “CSC Refinancing”) with a portion of the proceeds of the CSC Senior Credit Facilities and pay fees and expenses in connection therewith and (ii) make a dividend payment to Central Park through its parent entities in an aggregate amount of approximately $3.469 billion (the “CSC Dividend Payment”, and together with the CSC Refinancing, the “CSC Transactions”).
Intermediate Holdco (as defined below) will, on the date of the Merger, (i) raise gross proceeds of no less than $800.0 million from either the issuance of the Intermediate Holdco Senior Notes or the Intermediate Holdco Interim Loan and (ii) make a dividend payment through its parent to Central Park in an aggregate amount of approximately $4.294 billion (the “Intermediate Holdco Dividend Payment”).
Rainbow Programming Holdings LLC (“RPH”), an indirect wholly-owned subsidiary of CSC, will, on the date of the Merger, (i) borrow at least $1.0 billion from either the issuance of the RPH Senior Notes or the RPH Interim Loan and (ii) make a dividend payment to its indirect parent Rainbow Media Holdings LLC (“RMHI”) through its parent in an aggregate amount of approximately $1.154 billion (the “RPH Dividend Payment”).

[1]	Super Holdco and Intermediate Holdco are expected to be formed as single member limited liability companies. In addition, prior to the Merger, it is expected that CSC will be converted (by merger or otherwise) into a single member limited liability company. Satisfactory co-issuer provision will be made in connection with the Senior Note Offerings.

Rainbow National Services LLC (“RNS”), a direct wholly-owned subsidiary of RPH, will, on the date of the Merger, (i) repay and refinance in full all indebtedness and terminate all commitments to make extensions of credit under the Credit Agreement, dated as of July 5, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing RNS Credit Facility”), among RNS, as borrower, the restricted subsidiaries party thereto, the lenders party thereto, JP Morgan Chase Bank, N.A., as administrative agent, and the agents, arrangers and bookmanagers party thereto (the “RNS Refinancing”) with a portion of the proceeds of the RNS Senior Credit Facilities and pay fees and expenses in connection therewith and (ii) make a dividend payment to RMHI through its parent entities in an aggregate amount of approximately $184.0 million (the “RNS Dividend Payment”, and together with the RNS Refinancing, the “RNS Transactions”).
Regional Programming Partners (“RPP”), an indirect subsidiary of CSC, will, on the date of the Merger, (i) borrow at least $900.0 million from the RPP Term Loan B Facility and (ii) make a dividend payment to RMHI through its parent entities in an aggregate amount of approximately $1.126 billion (the “RPP Dividend Payment”).
RMHI will purchase qualified preferred securities of CSC in an aggregate amount of approximately $2.280 billion (the “RMHI Purchase”).
In connection with the Merger, all of the common equity (excluding restricted shares) of Central Park held by the Controlling Shareholders will be contributed to Family LLC and rolled over (directly or indirectly) into common equity of Topco (the “Rollover Equity Contribution”).
Pursuant to an agreement and plan of merger (the “Merger Agreement”), Merger Co will be merged with and into Central Park with Central Park being the surviving corporation (such merger being referred to as the “Merger”, and such surviving entity being referred to as either Central Park or “Topco”).
After giving effect to the Merger, (i) all of the outstanding equity interests of Topco will be owned by Family LLC, (ii) all of the outstanding equity interests of Super Holdco will be owned by Topco, (iii) all of the outstanding equity interests of Intermediate Holdco will be owned by Super Holdco and (iv) all of the outstanding equity interests of CSC will be owned by Intermediate Holdco.
“Central Park Entities” shall mean Topco, Merger Co, Super Holdco, Intermediate Holdco, CSC and RPH.

2

CONFIDENTIAL	EXHIBIT B
CSC SENIOR CREDIT FACILITIES
SUMMARY OF TERMS AND CONDITIONS1

Borrower:	CSC Holdings, Inc. (“CSC” or the “Borrower”).

Joint Lead Arrangers and Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Banc of America Securities LLC (in such capacity, the “Lead Arrangers”).

Syndication Agents and Documentation Agents:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and/or Banc of America Securities LLC.

Administrative Agent:	Merrill Lynch Capital Corporation, Bear Stearns Corporate Lending Inc. or Bank of America, N.A. (in such capacity, the “Administrative Agent”).

Lenders:	Merrill Lynch Capital Corporation (or one of its affiliates), Bear Stearns Corporate Lending Inc. (or one of its affiliates), Bank of America, N.A. (or one of its affiliates) and a syndicate of financial institutions (collectively, the “Lenders”) arranged by the Lead Arrangers in accordance with the provisions set forth in Section 2 of the Commitment Letter.

Senior Credit Facilities:	Senior secured credit facilities (the “CSC Senior Credit Facilities”) in an aggregate principal amount of $7.25 billion, such CSC Senior Credit Facilities consisting of the following:

(A) Term Loan Facilities. Term loan facilities in an aggregate principal amount of $6.25 billion (the “Term Loan Facilities”), such aggregate amount to be allocated among (i) a Term Loan A Facility in an aggregate principal amount of $1.0 billion (the “Term Loan A Facility”), (ii) a Term Loan B Facility in an aggregate principal amount of $4.75 billion (the “Term Loan B Facility”) and (iii) a Delayed Draw Term Loan Facility in an aggregate principal amount of $500.0 million (the “Delayed Draw Term Loan Facility”). Loans made under the Term Loan Facilities are herein referred to as “Term Loans”).

(B) Revolving Credit Facility. A revolving credit facility in an aggregate principal amount of $1.0 billion (the “Revolving Credit Facility”). Loans made under the Revolving Credit Facility are herein referred to as “Revolving Loans”; the Term Loans and Revolving Loans are herein referred to collectively as “Loans”. An amount to be agreed of the Revolving Credit

[1]	Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Commitment Letter (the “Commitment Letter”).

Facility will be available as a letter of credit subfacility and as a swing line subfacility, in each case on customary terms.

Documentation:	The documentation for the CSC Senior Credit Facilities will include, among others, a credit agreement (the “Credit Agreement”), guarantees and appropriate pledge, security interest and other collateral documents (collectively, the “Credit Documents”). The Borrower and the Guarantors (as defined below under the section entitled “Guarantors”) are herein referred to as the “Loan Parties” and individually as a “Loan Party”.

The Credit Documents will contain the terms and conditions set forth in this Commitment Letter and such other terms as the Borrower and the Lead Arrangers shall agree, it being understood that there shall not be any conditions to the Closing Date other than as set forth herein, in the Commitment Letter and Exhibit I thereto. As the CSC Senior Credit Facilities are intended to replace the Existing CSC Credit Facility, it is the intention of the parties that the representations and warranties, covenants, events of default and other customary provisions (including definitions related to such provisions) contained in the Credit Documents shall, except as otherwise noted herein, and taking into account the financings related to the Merger and the other Transactions and the credit profile of the Borrower after giving effect thereto, be substantially based upon such corresponding terms contained in the documentation for the Existing CSC Credit Facility.

Closing Date:	The date of the consummation of the Merger (the “Closing Date”).

Use of Proceeds:	The proceeds of the Term Loan A Facility and the Term Loan B Facility will be used (a) to finance in part the Transactions and (b) to pay related fees and expenses in connection with the foregoing, subject to the terms and conditions set forth in the Credit Documents.

The proceeds of the Delayed Draw Term Loan Facility will be used (a) to refinance the Borrower’s 7.875% Senior Notes due December 2007 (the “CSC 2007 Refinanced Notes”), (b) to refinance the Borrower’s 7.25% Senior Notes due July 2008 (the “CSC 2008 Refinanced Notes” and, together with the CSC 2007 Refinanced Notes, the “Refinanced Notes”) or (c) to refinance any financing arrangements used to refinance the Refinanced Notes prior to the Closing Date, in each case subject to the terms and conditions set forth in the Credit Documents.

Proceeds of not more than an amount to be mutually agreed of the Revolving Credit Facility (the “Permitted Revolver Amount”) may be used on the Closing Date to finance a portion

2

of the Transactions. The Revolving Credit Facility will also be used after the Closing Date for working capital and general corporate purposes of the Borrower and its subsidiaries, subject to the terms and conditions set forth in the Credit Documents.

Availability:	Term Loan Facilities.

The full amount of the Term Loan A Facility and the Term Loan B Facility will be available on the Closing Date in one drawing.

The full amount of the Delayed Draw Term Loan Facility will be available for the applications described above under “Use of Proceeds”, subject to the terms and conditions set forth below under “Conditions to All Extensions of Credit”, at any time prior to March 31, 2008 in one drawing.

Any and all advances made under the Term Loan Facilities that are repaid or prepaid may not be reborrowed.

Revolving Credit Facility.

The Revolving Credit Facility will be available on a fully revolving basis, subject to the terms and conditions set forth in the Credit Documents, in the form of revolving advances, swing line advances and letters of credit issued on and after the Closing Date until the date that is six years after the Closing Date (the “R/C Termination Date”); provided, however, that (subject to the limitations set forth above) the Permitted Revolver Amount may be drawn on the Closing Date to finance in part the Transactions.

Guarantors:	Each of the Borrower’s direct and indirect domestic subsidiaries existing on the Closing Date that currently guarantee the Existing CSC Credit Facility and each of the Borrower’s direct and indirect domestic “Restricted Subsidaries” thereafter created or acquired shall unconditionally guarantee, on a joint and several basis, all obligations of the Borrower under the CSC Senior Credit Facilities, other than any immaterial or inactive subsidiaries. Each guarantor of any of the CSC Senior Credit Facilities is herein referred to as a “Guarantor” and its guarantee is referred to herein as a “Guarantee.”

Security:	The CSC Senior Credit Facilities and the obligations of the Borrower under each interest rate protection agreement entered into with a Lender or any affiliate of a Lender will be secured by a perfected security interest in all of the capital stock (or other ownership interests) of each of the direct subsidiaries of the Borrower and the Guarantors pledged to secure the Existing CSC Credit Facility and in all of the capital stock (or other ownership interests) of each of the direct subsidiaries of the Borrower and the Guarantors created or acquired after the Closing Date, in each case, limited to, in the case of non-domestic subsidiaries,

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65% of the shares of any direct, “first tier” non-domestic subsidiaries of the Borrower and the Guarantors. Notwithstanding the foregoing, the CSC Senior Credit Facilities shall not be secured by (a) RPH and its subsidiaries, (b) ownership interests in subsidiaries that cannot be pledged without the consent of one or more third parties or governmental authorities, (c) interests in subsidiaries the pledge of which would be prohibited by contract, license, permit, applicable law or regulation (and not overridden by the UCC or other applicable law) and (d) other exceptions to be agreed (collectively, the “Collateral”).

All such security interests will be created pursuant to documentation customary for facilities similar to the CSC Senior Credit Facilities and reasonably satisfactory in all respects to the Lead Arrangers and the Borrower. On the Closing Date, such security interests shall have become perfected (or arrangements for the perfection thereof reasonably satisfactory to the Lead Arrangers shall have been made) and the Lead Arrangers shall have received reasonably satisfactory evidence as to the enforceability, perfection and priority thereof.

Termination of Commitments:	The commitment in respect of all the CSC Senior Credit Facilities will automatically and permanently terminate in its entirety on the Final Termination Date, if the Term Loan Facilities are not drawn down on or prior to such date, or sooner if such commitment is terminated in accordance with the Commitment Letter. In addition, the commitment in respect of the Delayed Draw Term Loan Facility will automatically and permanently terminate in its entirety on March 31, 2008, if the Delayed Draw Term Loan Facility is not drawn down on or prior to such date.

Final Maturity:	(A) Term Loan A Facilities. The Term Loan A Facility will mature on the date that occurs six years after the Closing Date.

(B) Term Loan B Facility. The Term Loan B Facility will mature on the date that occurs seven years after the Closing Date (the “Term Loan B Maturity Date”).

(C) Delayed Draw Term Loan Facility. The Delayed Draw Term Loan Facility will mature on the Term Loan B Maturity Date.

(D) Revolving Credit Facility. The Revolving Credit Facility will mature on the R/C Termination Date.

Amortization Schedule:	The Term Loan A Facility will amortize on a quarterly basis (beginning with the first full fiscal quarter after the Closing Date) in amounts to be agreed.

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The Term Loan B Facility will amortize at a rate of 1.00% per annum on a quarterly basis (beginning with the first full quarter after the Closing Date) for the first six years after the Closing Date, with the balance paid on the Term Loan B Maturity Date.

The Delayed Draw Term Loan Facility will amortize at a rate of 1.00% per annum on a quarterly basis (beginning with the first full quarter after the draw down under the Delayed Draw Term Loan Facility) for the first six years after the Closing Date, with the balance paid on the Term Loan B Maturity Date.

Letters of Credit:	Letters of credit under the Revolving Credit Facility (“Letters of Credit”) will be issued by a Lender or Lenders to be agreed by the Lead Arrangers and the Borrower (in such capacity, each an “Issuing Bank”). The issuance of all Letters of Credit shall be subject to the customary documentation requirements, procedures and fees of the Issuing Bank(s).

Interest Rates and Fees:	Interest rates and fees in connection with the CSC Senior Credit Facilities will be as specified on Annex I attached hereto.

Default Rate:	Overdue principal, interest and other amounts under the Credit Documents shall bear interest at a rate per annum equal to a certain percentage (the “Default Rate Percentage”) set forth in Annex I to the Fee Letter in excess of the otherwise applicable interest rate (including applicable margin).

Voluntary Prepayments/Reductions in Commitments:	(A) Term Loan Facilities. Advances under the Term Loan Facilities may be prepaid at any time in whole or in part at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR borrowings, breakage costs related to prepayments not made on the last day of the relevant interest period). The outstanding commitments in respect of the Delayed Draw Term Loan Facility may be reduced at any time in whole or in part at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty.

Voluntary prepayments will be applied among the Term Loan Facilities at the direction of the Borrower. Any application to (x) the Term Loan A Facility shall be applied in order of maturity for the first twelve months after the Closing Date and thereafter pro rata to the remaining scheduled amortization payments in respect thereof, and (y) the Term Loan B Facility and the Delayed Draw Term Loan Facility shall be applied pro rata to the remaining scheduled amortization payments in respect thereof.

(B) Revolving Credit Facility. The unutilized portion of the commitments under the Revolving Credit Facility may be

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reduced and advances under the Revolving Credit Facility may be repaid at any time, in each case, at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR advances, breakage costs related to prepayments not made on the last day of the relevant interest period).

Mandatory Prepayments:	Subject to paragraph (i) below, an amount equal to:

(A) 100% of the net cash proceeds (including condemnation and insurance proceeds) of asset sales and other asset dispositions by CSC or any of its restricted subsidiaries (including, without limitation, insurance proceeds and subject to baskets, exceptions and reinvestment rights to be agreed upon), and

(B) 100% of the net cash proceeds of the issuance or incurrence of debt by CSC or any of its restricted subsidiaries (subject to baskets and exceptions to be agreed upon),

in each case shall be applied as follows: first, if permitted by the terms of the indentures to which the Borrower and, if applicable, Intermediate Holdco are a party, to the Intermediate Holdco Interim Loan and then to the Super Holdco Interim Loan (ratably to the Super Holdco Senior Interim Loan and the Super Holdco Senior PIK Interim Loan); and second, to the CSC Senior Credit Facilities.

(i) With respect to net cash proceeds of the disposition of assets by any restricted subsidiary of CSC or net cash proceeds of any issuance or incurrence of debt by any restricted subsidiary of CSC in each case that would otherwise be required to be applied as provided above will be applied as set forth above if and only to the extent that (x) such subsidiary is not required to repay its indebtedness (other than intercompany indebtedness) with such net cash proceeds, (y) there are no contractual or legal restrictions on the ability of CSC to access such net cash proceeds and (z) no parent of CSC, and neither CSC nor any of its restricted subsidiaries is required under its existing indebtedness (other than intercompany indebtedness) as in effect of the date of the Commitment Letter to repay such indebtedness with such net cash proceeds.

Mandatory prepayments will be applied pro rata among the Term Loan Facilities based on the aggregate principal amount of Term Loans then outstanding under each such Term Loan Facility. Any application to the Term Loan A Facility shall be applied pro rata to the remaining scheduled amortization payments. Any application to the Term Loan B Facility and the Delayed Draw Term Loan Facility shall be applied pro rata to the remaining scheduled amortization payments. To the extent that the amount

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to be applied to the prepayment of Term Loans exceeds the aggregate amount of Term Loans then outstanding, such excess shall be applied to the Revolving Facility to repay the Revolving Loans and to permanently reduce the commitments thereunder; provided, however, that if at the time of such application the aggregate commitments under the Revolving Credit Facility are equal to or less than $200.0 million (“Threshold”), then such excess shall not be required to permanently reduce the commitments under the Revolving Credit Facility, and in no event shall such excess permanently reduce the commitments under the Revolving Credit Facility below the Threshold.

Advances under the Revolving Credit Facility will be immediately prepaid to the extent that the aggregate extensions of credit under the Revolving Credit Facility exceed the commitments then in effect under the Revolving Credit Facility.

Conditions to Effectiveness and to Initial Advances:	The effectiveness of the Credit Agreement and the making of the initial Loans under the CSC Senior Credit Facilities shall be subject to the conditions precedent set forth in Exhibit I to the Commitment Letter.

Conditions to All Extensions of Credit:	Each extension of credit under the CSC Senior Credit Facilities will be subject to (A) the absence of any Default or Event of Default (to be defined), (B) the continued accuracy of representations and warranties in all material respects (which materiality exception will not apply to representations and warranties to the extent already qualified by materiality standards) and (C) delivery of a notice of borrowing.

Representations and Warranties:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the CSC Senior Credit Facilities.

Affirmative Covenants:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the CSC Senior Credit Facilities.

Negative Covenants:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the CSC Senior Credit Facilities (all such covenants to be subject to customary baskets and exceptions and such others to be agreed upon), but in any event including: limitation on indebtedness and contingent obligations; limitation on liens and further negative pledges; limitation on investments; limitation on dividends and other distributions (with exceptions to include, so long as no default has occurred and is continuing or would result therefrom and so long as the total leverage ratio (to be defined) of Topco on a consolidated basis is less than 8.25:1.00, the payment or distribution of up to $28.0 million in the aggregate per year (the “Minimum Distribution”), to be dividended up to the Controlling Shareholders); limitation on

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redemptions and repurchases of equity interests; limitation on mergers, acquisitions and asset sales; limitation on issuance, sale and other disposition of subsidiary stock; limitation on sale-leaseback transactions; limitation on transactions with affiliates; limitation on dividend and other payment restrictions affecting subsidiaries; limitation on changes in business conducted; limitation on amendment of documents relating to other specified material indebtedness and other material documents; and limitation on prepayment or repurchase of subordinated indebtedness (other than subordinated indebtedness under existing indentures).

Financial Covenants:	With respect to the Revolving Credit Facility and the Term Loan A Facility only, financial maintenance covenants appropriate in the context of the proposed transaction, and customary for facilities similar to the CSC Senior Credit Facilities, consisting of (definitions and numerical calculations to be set forth in the Credit Agreement): (a) total leverage ratio; (b) interest coverage ratio; (c) debt service ratio; and (d) senior secured leverage ratio.

Events of Default:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the CSC Senior Credit Facilities, but in any event including: breach of representation or warranty; nonpayment of principal, interest, fees or other amounts; breach of covenants; change of control; bankruptcy, insolvency proceedings, etc.; judgment defaults; ERISA defaults; cross-defaults to other indebtedness (provided that failure to comply with financial maintenance covenants in the Revolving Credit Facility and the Term Loan A Facility shall not trigger a cross default to the Term Loan B Facility or Delayed Draw Term Loan Facility); and actual or asserted invalidity of loan documentation.

Yield Protection and Increased Costs; and Replacement of Lenders:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the CSC Senior Credit Facilities, including protective provisions for such matters as defaulting banks, capital adequacy, increased costs, reserves, funding losses, breakage costs, illegality and withholding taxes.

Subject to customary conditions (including that no default shall have occurred and be continuing), the Borrower shall have the right to replace any Lender that (a) charges an amount with respect to contingencies described in the immediately preceding paragraph or (b) refuses to consent to certain amendments or waivers of the CSC Senior Credit Facilities which expressly require the consent of such Lender and which have been approved by the Required Lenders (or, in certain circumstances applicable to a particular tranche, a majority of the applicable tranche of Lenders).

Assignments and Participations:	Each assignment (unless to another Lender or its affiliates) shall be in a minimum amount of $1.0 million for each of the Term Loan Facilities and $5.0 million for the Revolving Credit Facility

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(unless the Borrower and the Lead Arrangers otherwise consent or unless the assigning Lender’s exposure is thereby reduced to zero). Assignments (which may be non-pro rata among the CSC Senior Credit Facilities) shall be permitted with the Borrower’s and the Lead Arrangers’ consent (such consents not to be unreasonably withheld, delayed or conditioned), except that no such consent of the Borrower need be obtained to effect (a) an assignment to any Lender (or its affiliates) or (b) an assignment if any event of default has occurred and is continuing. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations.

Required Lenders:	Lenders having a majority of the outstanding credit exposure under the CSC Senior Credit Facilities (the “Required Lenders”), subject to amendments or waivers of certain provisions of the Credit Documents requiring the consent of each affected Lender (or all Lenders) or Lenders having a majority of the outstanding credit exposure under each affected CSC Senior Credit Facility (including a requirement for a majority of the Lenders under the Revolving Credit Facility to approve waivers or amendments affecting the conditions to additional advances under the Revolving Credit Facility).

Expenses and Indemnification:	All reasonable out-of-pocket expenses of the Lead Arrangers and the Administrative Agent (and of all Lenders in the case of enforcement costs and documentary taxes) associated with the negotiation, preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any Credit Document (including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole and, if necessary, one local counsel in any jurisdiction (and of additional counsel if an actual or perceived conflict of interest exists)) are to be paid by the Loan Parties.

The Loan Parties will jointly and severally indemnify each of the Lead Arrangers, the Administrative Agent and the Lenders and hold them harmless from and against all costs, expenses (including fees, disbursements and other charges of counsel) and all liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Lead Arrangers, the Administrative Agent or any such Lender is a party thereto) that relate to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person’s bad faith, gross negligence or willful misconduct.

Governing Law and Forum:	New York.

Waiver of Jury Trial:	All parties to the Credit Documents waive the right to trial by

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jury.

Special Counsel for Lead Arrangers:	Shearman & Sterling LLP (including local counsel as selected by the Lead Arrangers).

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ANNEX I

Interest Rates and Fees:	The Borrower will be entitled to make borrowings based on the ABR plus the Applicable Margin or LIBOR plus the Applicable Margin. The Loans under the CSC Senior Credit Facilities will bear interest, at the option of the Borrower, at (a) ABR plus the Applicable Margin or (b) LIBOR plus the Applicable Margin.

The “Applicable Margin” with respect to the Revolving Credit Facility and the Term Loan A Facility will be (a) prior to the Trigger Date (as defined below), a percentage per annum set forth in Annex I to the Fee Letter and (b) on and after the Trigger Date, determined pursuant to a grid to be determined which will be based on the Total Leverage Ratio (to be defined).

The “Applicable Margin” with respect to the Term Loan B Facility and the Delayed Draw Term Loan Facility will be a percentage per annum set forth in Annex I to the Fee Letter.

“Trigger Date” means the first date after the Closing Date on which the Borrower delivers financial statements and a computation of the Total Leverage Ratio (to be defined) for the first fiscal quarter ended at least three months after the Closing Date in accordance with the Credit Agreement.

Unless consented to by the Lead Arrangers in their sole discretion, no LIBOR Loans may be elected on the Closing Date and thereafter all LIBOR Loans will have a 30 day interest period ending on the same date approximately 30 days after the Closing Date (unless the completion of the primary syndication of the CSC Senior Credit Facilities as determined by the Lead Arrangers shall have occurred).

“ABR” means the higher of (a) the prime rate of interest announced or established by the Lender acting as the Administrative Agent from time to time, changing effective on the date of announcement or establishment of said prime rate changes and (b) the Federal Funds Rate plus 0.50% per annum. The prime rate is not necessarily the lowest rate charged by the Lender acting as the Administrative Agent to its customers.

“LIBOR” means the rate published by such source to be agreed upon or, if not available, determined by the Administrative Agent to be available to the Lenders in the London interbank market for deposits in US Dollars in the amount of, and for a maturity corresponding to, the amount of the applicable LIBOR advance, as adjusted for maximum statutory reserves.

The Borrower may select interest periods of one, two, three or six months and, if available to all Lenders, nine or twelve months, for LIBOR borrowings. Interest will be payable in arrears (a) in the case of ABR advances, at the end of each quarter and (b) in the case of LIBOR advances, at the end of each interest period and, in the case of any interest period longer than three months, no less frequently than every three months. Interest on all borrowings shall be calculated on the basis of the actual number of days elapsed over (a) in the case of LIBOR Loans, a 360-day year and (b) in the case of ABR Loans, a 365-or 366-day year, as the case may be.

Commitment fees accrue on the undrawn amount of the Revolving Credit Facility and the Delayed Draw Term Loan Facility, commencing on the Closing Date. The commitment fee in respect of the Revolving Credit Facility and the Delayed Draw Term Loan Facility will be a percentage per annum (the “Unutilized Commitment Fee Percentage”) set forth in Annex I to the Fee Letter.

All commitment fees will be payable in arrears at the end of each quarter and upon any termination of any commitment, in each case for the actual number of days elapsed over a 360-day year.

Letter of Credit fees will be payable for the account of the Revolving Credit Facility Lenders on the daily average undrawn face amount of each Letter of Credit at a rate per annum equal to the Applicable Margin for Loans under the Revolving Credit Facility that bear interest at LIBOR in effect at such time, which fees shall be paid quarterly in arrears. In addition, an issuing fee on the face amount of each Letter of Credit equal to a percentage per annum (the “Issuing Fee Percentage”) set forth in Annex I to the Fee Letter shall be payable to the Issuing Bank for its own account, which fee shall also be payable quarterly in arrears.

The Lead Arrangers and the Administrative Agent shall receive such other fees as shall have been separately agreed with the Borrower in the fee letter between them.
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CONFIDENTIAL	EXHIBIT C

SUPER HOLDCO SENIOR INTERIM LOAN
SUMMARY OF TERMS AND CONDITIONS1

Borrower:	A newly formed direct, wholly-owned subsidiary of Central Park (the “Borrower” or “Super Holdco”).

Joint Lead Arrangers and Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Banc of America Securities LLC (in such capacity, the “Lead Arrangers”).

Syndication Agents and Documentation Agents:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and/or Banc of America Securities LLC.

Administrative Agent:	Merrill Lynch Capital Corporation, Bear Stearns Corporate Lending Inc. or Banc of America Bridge LLC (in such capacity, the “Administrative Agent”).

Lenders:	Merrill Lynch Capital Corporation (or one of its affiliates), Bear Stearns Corporate Lending Inc. (or one of its affiliates), Banc of America Bridge LLC (or one of its affiliates) and a syndicate of financial institutions (collectively, the “Lenders”) arranged by the Lead Arrangers in accordance with the provisions set forth in Section 2 of the Commitment Letter.

Interim Loan:	Senior interim loan (the “Super Holdco Senior Interim Loan”) in a principal amount of $2.675 billion.

Documentation:	The documentation for the Super Holdco Senior Interim Loan will include an interim loan agreement (the “Super Holdco Senior Interim Loan Agreement”) and other appropriate documents (collectively, the “Super Holdco Senior Interim Loan Documents”).

The Super Holdco Senior Interim Loan Documents will contain the terms and conditions set forth in this Commitment Letter and such other terms as the Borrower and the Lead Arrangers shall agree, it being understood that there shall not be any conditions to the Closing Date other than as set forth herein, in the Commitment Letter and Exhibit I thereto. It is the intention of the parties that the representations and warranties, covenants, events of default and other customary provisions (including definitions related to such provisions) contained in the Super Holdco Senior Interim Loan Documents shall, except as otherwise

[1]	Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Commitment Letter (the “Commitment Letter”).

noted herein, and taking into account the financings related to the Merger and the other Transactions and the credit profile of the Borrower after giving effect thereto, be substantially based upon such corresponding terms contained in the documentation for the CSC Senior Credit Facilities (it being understood that such adjustments shall be made as are customary in the context of an interim loan).

Use of Proceeds:	To finance in part the Transactions and to pay related fees and expenses in connection with the foregoing, subject to the terms and conditions set forth in the Super Holdco Senior Interim Loan Documents.

Closing Date:	The date of consummation of the Merger (the “Closing Date”).

Availability:	On the Closing Date in one drawing.

Security:	None (including in respect of the Super Holdco Senior Rollover Securities and Super Holdco Senior Rollover Loans).

Ranking:	The Super Holdco Senior Interim Loan (and the Super Holdco Senior Rollover Securities and Super Holdco Senior Rollover Loans) will be a senior obligation of the Borrower ranking pari passu with all unsubordinated indebtedness of the Borrower and senior to all subordinated indebtedness of the Borrower.

Termination of Commitment:	The commitment in respect of the Super Holdco Senior Interim Loan will automatically and permanently terminate in its entirety on the Final Termination Date, if not drawn down on or prior to such date, or sooner if such commitment is terminated in accordance with the Commitment Letter. In addition, the commitment in respect of the Super Holdco Senior Interim Loan will automatically and permanently terminate in its entirety on the date of the consummation of the Merger to the extent not drawn down on such date.

Maturity:	The Super Holdco Senior Interim Loan will mature on the date (the “Initial Maturity Date”) that is twelve months after the initial funding date (the “Funding”). Upon the satisfaction of the terms and conditions described under “Exchange Feature; Rollover Securities and Rollover Loans,” the Super Holdco Senior Interim Loan will be exchanged for, at the option of each Lender, either (A) unsecured senior debt securities (“Super Holdco Senior Rollover Securities”), evidenced by an indenture in the form attached to the Super Holdco Senior Interim Loan Agreement and maturing on the date that occurs nine years

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after the Initial Maturity Date or (B) unsecured senior loans maturing on the date that occurs nine years after the Initial Maturity Date (the “Super Holdco Senior Rollover Loans”), evidenced by the Super Holdco Senior Interim Loan Agreement.

Interest Rate:	(A) Super Holdco Senior Interim Loan. The Super Holdco Senior Interim Loan will bear interest at a rate per annum equal to the greater (as determined on the Closing Date and each three-month period thereafter) of (i) three-month LIBOR and (ii) a certain percentage (the “Interim Floor Percentage”) set forth in Annex II to the Fee Letter, in each case plus the Spread (defined below). The “Spread” will initially be, with respect to clause (i) above, a certain number of basis points (the “Interim Initial Basis Points”) set forth in Annex II to the Fee Letter; and with respect to clause (ii) above, a certain number of basis points (the “Interim Floor Basis Points”) set forth in Annex II to the Fee Letter. If the Super Holdco Senior Interim Loan is not repaid in full within six months following the Closing Date, each Spread will increase by an additional number of basis points (the “Additional Basis Points”) set forth in Annex II to the Fee Letter at the end of such six-month period and shall increase by an additional number of basis points equal to the Additional Basis Points at the end of each three-month period thereafter. LIBOR will be adjusted for maximum statutory reserve requirements (if any).

Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed a certain percentage per annum (the “Interest Rate Cap”) set forth in Annex II to the Fee Letter (exclusive of any additional interest payable due to an event of default).

(B) Super Holdco Senior Rollover Securities and Super Holdco Senior Rollover Loans. The Super Holdco Senior Rollover Securities and the Super Holdco Senior Rollover Loans will bear interest at a rate per annum equal to the greater (as determined on the Initial Maturity Date and each three-month period thereafter) of (i) three-month LIBOR plus a certain number of basis points (the “Rollover Basis Points”) set forth in Annex II to the Fee Letter and (ii) the Initial Rate (defined below), in each case plus the Exchange Spread (as defined below). The “Initial Rate” shall be equal to the interest rate applicable to the Super Holdco Senior Interim Loan and in effect on the Initial Maturity Date. “Exchange Spread” shall mean the Additional Basis Points. LIBOR will be adjusted for maximum statutory reserve requirements (if any). At any time after the date that is six months following the Initial Maturity Date, any

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holder of Super Holdco Senior Rollover Securities or Super Holdco Senior Rollover Loans may elect, at its sole option, to fix the interest rate per annum on its Super Holdco Senior Rollover Securities or Super Holdco Senior Rollover Loans at the then effective rate of interest per annum.

Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed the Interest Rate Cap (exclusive of any additional interest payable due to an event of default).

Default Rate:	Overdue principal, interest and other amounts under the Super Holdco Senior Interim Loan Documents shall bear interest at a rate per annum equal to a certain percentage (the “Default Rate Percentage”) set forth in Annex II to the Fee Letter in excess of the otherwise applicable interest rate (including applicable margin).

Interest Payment Dates:	(A) Super Holdco Senior Interim Loan. Quarterly, in arrears.

(B) Super Holdco Senior Rollover Securities and Super Holdco Senior Rollover Loans. Semi-annually, in arrears.

Voluntary Prepayment:	The Super Holdco Senior Interim Loan may be prepaid at any time in whole or in part at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, together with accrued interest to the date of prepayment, but without premium or penalty (except breakage costs related to prepayments not made on the last day of the relevant interest period).

Mandatory Prepayment:	Subject to paragraphs (i), (ii) and (iii) below,

(A) 100% of the net cash proceeds of asset sales and other asset dispositions (including, without limitation, insurance proceeds) by Super Holdco or any of its restricted subsidiaries (subject to exceptions, baskets and reinvestment rights to be agreed),

(B) 100% of the net cash proceeds of the issuance or incurrence of debt by Super Holdco or any of its restricted subsidiaries (subject to exceptions and baskets to be agreed) and

(C) 100% of the net cash proceeds from any issuance of equity securities of Super Holdco or any parent entity (whether direct or indirect, existing or future) of Super Holdco in any public offering or private placement or from any capital contribution,

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in each case shall be applied as follows: first, to the Super Holdco Interim Loan (ratably to the Super Holdco Senior Interim Loan and the Super Holdco Senior PIK Interim Loan) and then to the Intermediate Holdco Interim Loan; and second, to the CSC Senior Credit Facilities.

(i) The net cash proceeds of the Super Holdco Senior Notes and the Super Holdco Take-out Securities shall be applied (ratably with the Super Holdco Senior PIK Interim Loan) to reduce to zero the commitments in respect of, or, if after the Closing Date, to reduce to zero the funded amount of the Super Holdco Senior Interim Loan.

(ii) With respect to net cash proceeds of the disposition of assets by any restricted subsidiary of Super Holdco or net cash proceeds of any issuance or incurrence of debt by any restricted subsidiary of Super Holdco, in each case that would otherwise be required to be applied as provided above will be applied as set forth above if and only to the extent that no restricted subsidiary of Super Holdco is required to repay its indebtedness (other than intercompany indebtedness) as in effect as of the date of the Commitment Letter with such net cash proceeds and there are no contractual or legal restrictions on the ability of Super Holdco to access such net cash proceeds.

(iii) With respect to the net cash proceeds of the type described in clause (C) above in this section “Mandatory Prepayments”, any such net cash proceeds shall be applied as set forth above to the extent such proceeds are not required to be applied by such parent to repay its indebtedness (other than intercompany indebtedness).

In addition, upon the occurrence of a Change of Control (to be defined), the Borrower will be required to offer to prepay the entire aggregate principal amount of the Super Holdco Senior Interim Loan (or the Super Holdco Senior Rollover Securities and Super Holdco Senior Rollover Loans) in cash at par or, in the case of Super Holdco Senior Rollover Securities upon which the interest rate has been fixed, with a prepayment premium of 1.0% of the principal amount thereof.

Each such prepayment shall be made together with accrued interest to the date of prepayment, but, except as noted above, without premium or penalty (except breakage costs related to prepayments not made on the last day of the relevant interest period).

Exchange Feature; Rollover Securities and	On the Initial Maturity Date, so long as no event of default has occurred and is continuing under the Super Holdco

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Rollover Loans:	Senior Interim Loan Documents and all applicable fees have been paid in full, each Lender shall have its interest in the Super Holdco Senior Interim Loan exchanged for Super Holdco Senior Rollover Loans. At any time on or after the Initial Maturity Date, any Lender may exchange all or any portion of its Super Holdco Senior Rollover Loans for Super Holdco Senior Rollover Securities, it being understood and agreed that upon any such exchange occurring within six months after the Initial Maturity Date, the Borrower shall be obligated to immediately pay to such holder a duration fee equal to 0.50% of the principal amount so exchanged. The Super Holdco Senior Rollover Securities and the Super Holdco Senior Rollover Loans will be (A) mandatorily redeemable or prepayable, as the case may be, under the same circumstances as the Super Holdco Senior Interim Loan, except that, in lieu of mandatory redemptions or prepayments, the Borrower shall be required to make mandatory offers to purchase or prepay such Super Holdco Senior Rollover Securities or Super Holdco Senior Rollover Loans and (B) optionally redeemable or prepayable, as the case may be, without premium or penalty or, if the holder has elected to fix the interest rate thereon, at declining premiums on terms customary for high-yield debt securities, including (subject to the next paragraph) four year no-call provisions; provided that on or before the third anniversary of the Closing Date, up to 35% of the aggregate principal amount of the Super Holdco Senior Rollover Loans and the Super Holdco Senior Rollover Securities will be optionally redeemable or prepayable, as the case may be, with the net cash proceeds of one or more Equity Offerings (to be defined), at par plus accrued interest plus a premium equal to the coupon in effect on the date on which the interest rate was fixed. In the case of any Super Holdco Senior Rollover Securities and Super Holdco Senior Rollover Loans that have a variable rate, any optional redemption or prepayment thereof shall be made pro rata between such Super Holdco Senior Rollover Securities and such Super Holdco Senior Rollover Loans. All mandatory offers to purchase or prepay shall be made pro rata between the Super Holdco Senior Rollover Securities and the Super Holdco Senior Rollover Loans.

Notwithstanding anything herein to the contrary, the Borrower shall be permitted to prepay Super Holdco Senior Rollover Securities at any time on or prior to the date that is six months following the Initial Maturity Date, so long as such prepayment is accompanied by a prepayment premium of 2.0% of the principal amount so prepaid.

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The Super Holdco Senior Rollover Securities will be evidenced by an indenture in form suitable for qualification under the Trust Indenture Act and will otherwise contain covenants and other provisions customary for high yield debt securities similar to the Super Holdco Senior Rollover Securities (it being the intention of the parties that such covenants and customary provisions shall, taking into account the financings related to the Merger and the other Transactions and the credit profile of the Borrower after giving effect thereto, be substantially based upon high yield debt securities issued by CSC). The Super Holdco Senior Rollover Loans will be evidenced by the Super Holdco Senior Interim Loan Agreement. The holders of the Super Holdco Senior Rollover Securities will be entitled to exchange offer and other registration rights to permit resale without restriction under applicable securities laws on terms no less favorable to the holders than those customarily applicable to an offering pursuant to Rule 144A (subject to applicable legal restrictions, including SEC staff interpretations).

Conditions to Effectiveness and to Super Holdco Senior Interim Loan:	The effectiveness of the Super Holdco Senior Interim Loan Documents and the making of the Super Holdco Senior Interim Loan shall be subject to the conditions precedent set forth in Exhibit I to the Commitment Letter.

Representations and Warranties:	Customary for facilities similar to the Super Holdco Senior Interim Loan and no more restrictive than those for the CSC Senior Credit Facilities (it being understood that representations and warranties shall also apply to Super Holdco).

Affirmative Covenants:	Customary for facilities similar to the Super Holdco Senior Interim Loan (including a covenant to refinance the Super Holdco Senior Interim Loan with Super Holdco Senior Notes or Super Holdco Take-out Securities as soon as reasonably possible) and no more restrictive than those for the CSC Senior Credit Facilities (it being understood that affirmative covenants shall also apply to Super Holdco).

Upon the issuance of the Super Holdco Senior Rollover Securities and the Super Holdco Senior Rollover Loans, the affirmative covenants shall, subject to the provisions set forth in the first sentence of the second paragraph of “Exchange Feature; Rollover Securities and Rollover Loans” above, conform to affirmative covenants customary in an indenture for high yield debt securities issued by CSC.

Take-out Covenant:	The Super Holdco Senior Interim Loan Agreement will contain provisions pursuant to which the Borrower shall

7

undertake to refinance in full the Super Holdco Senior Interim Loan as promptly as practicable through the issuance of the Super Holdco Take-out Securities or otherwise in accordance with the Engagement Letter.

Negative Covenants:	Customary for facilities similar to the Super Holdco Senior Interim Loan and no more restrictive than those for the CSC Senior Credit Facilities (it being understood that such negative covenants shall also apply to Super Holdco) (subject to baskets and exceptions, where customary and appropriate), including the following: limitation on indebtedness and contingent obligations; limitation on liens and further negative pledges; limitation on investments; limitation on dividends and other distributions (with exceptions to include, so long as no default has occurred and is continuing or would result therefrom and so long as the total leverage ratio (to be defined) of Topco on a consolidated basis is less than 8.25 to 1.00, to make the Minimum Distribution (as defined in the CSC Senior Credit Facilities Term Sheet)); limitation on redemptions and repurchases of equity interests; limitation on mergers, acquisitions and asset sales; limitation on issuance, sale or other disposition of subsidiary stock; limitation on sale-leaseback transactions; limitation on transactions with affiliates; limitation on dividend and other payment restrictions affecting subsidiaries; limitation on changes in business conducted; limitation on amendment of documents relating to other material indebtedness and other material documents; and limitation on prepayment or repurchase of subordinated indebtedness. There shall be no financial maintenance covenants.

Upon the issuance of the Super Holdco Senior Rollover Securities and the Super Holdco Senior Rollover Loans, the negative covenants shall, subject to the provisions set forth in the first sentence of the second paragraph of “Exchange Feature; Rollover Securities and Rollover Loans” above, conform to negative covenants customary in an indenture for high-yield debt securities issued by CSC.

Events of Default:	Customary for facilities similar to the Super Holdco Senior Interim Loan and no more restrictive than those for the CSC Senior Credit Facilities (it being understood and agreed that such events of default shall also apply to Super Holdco).

Yield Protection and Increased Costs:	Customary for facilities similar to the Super Holdco Senior Interim Loan.

Assignments and Participations:	Each assignment (unless to another Lender or its affiliates) shall be in a minimum amount of $1.0 million (unless the

8

Borrower and the Lead Arrangers otherwise consent or unless the assigning Lender’s exposure is thereby reduced to zero). Assignments shall be permitted with the Borrower’s and the Lead Arrangers’ consent (such consents not to be unreasonably withheld, delayed or conditioned), except that no such consent of the Borrower need be obtained to effect (a) an assignment to any Lender (or its affiliates) or (b) an assignment if any event of default has occurred and is continuing. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations.

Required Lenders:	Lenders having a majority of the outstanding credit exposure (the “Required Lenders”), subject to amendments of certain provisions of the Super Holdco Senior Interim Loan Documents requiring the consent of Lenders having a greater share (or all) of the outstanding credit exposure.

Expenses and Indemnification:	All reasonable out-of-pocket expenses of the Lead Arrangers and the Administrative Agent (and of all Lenders in the case of enforcement costs and documentary taxes) associated with the preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any Super Holdco Senior Interim Loan Document (including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole and, if necessary, one local counsel in any jurisdiction (and of additional counsel if an actual or perceived conflict of interest exists)) are to be paid by the Borrower.

The Borrower will indemnify each of the Lead Arrangers, the Administrative Agent and the Lenders and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Lead Arrangers, the Administrative Agent or any such Lender is a party thereto) that relates to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person’s bad faith, gross negligence or willful misconduct.

Governing Law and Forum:	New York.

Waiver of Jury Trial:	All parties to the Super Holdco Senior Interim Loan Documents waive the right to trial by jury.

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Special Counsel for Lead Arrangers:	Shearman & Sterling LLP (and such local counsel as may be selected by the Lead Arrangers).

10

CONFIDENTIAL	EXHIBIT D

INTERMEDIATE HOLDCO INTERIM LOAN
SUMMARY OF TERMS AND CONDITIONS1

Borrower:	A newly formed direct wholly-owned subsidiary of Super Holdco (“Intermediate Holdco” or the “Borrower”).

Joint Lead Arrangers and Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Banc of America Securities LLC (in such capacity, the “Lead Arrangers”).

Syndication Agents and Documentation Agents:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and/or Banc of America Securities LLC.

Administrative Agent:	Merrill Lynch Capital Corporation, Bear Stearns Corporate Lending Inc. or Banc of America Bridge LLC (in such capacity, the “Administrative Agent”).

Lenders:	Merrill Lynch Capital Corporation (or one of its affiliates), Bear Stearns Corporate Lending Inc. (or one of its affiliates), Banc of America Bridge LLC (or one of its affiliates) and a syndicate of financial institutions (collectively, the “Lenders”) arranged by the Lead Arrangers in accordance with the provisions set forth in Section 2 of the Commitment Letter.

Interim Loan:	Senior interim loan (the “Intermediate Holdco Interim Loan”) in a principal amount of $800.0 million.

Documentation:	The documentation for the Intermediate Holdco Interim Loan will include an interim loan agreement (the “Intermediate Holdco Interim Loan Agreement”) and other appropriate documents (collectively, the “Intermediate Holdco Interim Loan Documents”).

The Intermediate Holdco Interim Loan Documents will contain the terms and conditions set forth in this Commitment Letter and such other terms as the Borrower and the Lead Arrangers shall agree, it being understood that there shall not be any conditions to the Closing Date other than as set forth herein, in the Commitment Letter and Exhibit I thereto. It is the intention of the parties that the representations and warranties, covenants, events of default and other customary provisions (including definitions related to such provisions) contained in the Intermediate Holdco Interim Loan Documents shall, except as otherwise

[1]	Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Commitment Letter (the “Commitment Letter”).

noted herein, and taking into account the financings related to the Merger and the other Transactions and the credit profile of the Borrower after giving effect thereto, be substantially based upon such corresponding terms contained in the documentation for the CSC Senior Credit Facilities (it being understood that such adjustments shall be made as are customary in the context of an interim loan).

Use of Proceeds:	To finance in part the Transactions and to pay related fees and expenses in connection with the foregoing, subject to the terms and conditions set forth in the Intermediate Holdco Interim Loan Documents.

Closing Date:	The date of consummation of the Merger (the “Closing Date”).

Availability:	On the Closing Date in one drawing.

Security:	None (including in respect of the Intermediate Holdco Rollover Securities and Intermediate Holdco Rollover Loans).

Ranking:	The Intermediate Holdco Interim Loan (and the Intermediate Holdco Rollover Securities and Intermediate Holdco Rollover Loans) will be a senior obligation of the Borrower ranking pari passu with all unsubordinated indebtedness of the Borrower and senior to all subordinated indebtedness of the Borrower.

Termination of Commitment:	The commitment in respect of the Intermediate Holdco Interim Loan will automatically and permanently terminate in its entirety on the Final Termination Date, if not drawn down on or prior to such date, or sooner if such commitment is terminated in accordance with the Commitment Letter. In addition, the commitment in respect of the Intermediate Holdco Interim Loan will automatically and permanently terminate in its entirety on the date of the consummation of the Merger to the extent not drawn down on such date.

Maturity:	The Intermediate Holdco Interim Loan will mature on the date (the “Initial Maturity Date”) that is twelve months after the initial funding date (the “Funding”). Upon the satisfaction of the terms and conditions described under “Exchange Feature; Rollover Securities and Rollover Loans,” the Intermediate Holdco Interim Loan will be exchanged for, at the option of each Lender, either (A) unsecured senior debt securities (“Intermediate Holdco Rollover Securities”), evidenced by an indenture in the form attached to the Intermediate Holdco Interim Loan Agreement and maturing on the date that occurs seven

2

years after the Initial Maturity Date or (B) unsecured senior loans maturing on the date that occurs seven years after the Initial Maturity Date (the “Intermediate Holdco Rollover Loans”), evidenced by the Intermediate Holdco Interim Loan Agreement.

Interest Rate:	(A) Intermediate Holdco Interim Loan. The Intermediate Holdco Interim Loan will bear interest at a rate per annum equal to (as determined on the Closing Date and each three-month period thereafter) three-month LIBOR plus the Spread (defined below). The “Spread” will initially be a certain number of basis points (the “Interim Initial Basis Points”) set forth in Annex II to the Fee Letter. If the Intermediate Holdco Interim Loan is not repaid in full within six months following the Closing Date, the Spread will increase by an additional number of basis points (the “Additional Basis Points”) set forth in Annex II to the Fee Letter at the end of such six-month period and shall increase by an additional number of basis points equal to the Additional Basis Points at the end of each three-month period thereafter. LIBOR will be adjusted for maximum statutory reserve requirements (if any).

Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed a certain percentage per annum (the “Interest Rate Cap”) set forth in Annex II to the Fee Letter (exclusive of any additional interest payable due to an event of default).

(B) Intermediate Holdco Rollover Securities and Intermediate Holdco Rollover Loans. The Intermediate Holdco Rollover Securities and the Intermediate Holdco Rollover Loans will bear interest at a rate per annum equal to the greater (as determined on the Initial Maturity Date and each three-month period thereafter) of (i) three-month LIBOR plus a certain number of basis points (the “Rollover Basis Points”) set forth in Annex II to the Fee Letter and (ii) the Initial Rate (defined below), in each case plus the Exchange Spread (as defined below). The “Initial Rate” shall be equal to the interest rate applicable to the Intermediate Holdco Interim Loan and in effect on the Initial Maturity Date. “Exchange Spread” shall mean the Additional Basis Points. LIBOR will be adjusted for maximum statutory reserve requirements (if any). At any time after the date that is six months following the Initial Maturity Date, any holder of Intermediate Holdco Rollover Securities or Intermediate Holdco Rollover Loans may elect, at its sole option, to fix the interest rate per annum on its Intermediate Holdco Rollover Securities or Intermediate Holdco Rollover Loans at the then effective rate of interest

3

per annum.

Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed the Interest Rate Cap (exclusive of any additional interest payable due to an event of default).

Default Rate:	Overdue principal, interest and other amounts under the Intermediate Holdco Interim Loan Documents shall bear interest at a rate per annum equal to a certain percentage (the “Default Rate Percentage”) set forth in Annex II to the Fee Letter in excess of the otherwise applicable interest rate (including applicable margin).

Interest Payment Dates:	(A) Intermediate Holdco Interim Loan. Quarterly, in arrears.

(B) Intermediate Holdco Rollover Securities and Intermediate Holdco Rollover Loans. Semi-annually, in arrears.

Voluntary Prepayment:	The Intermediate Holdco Interim Loan may be prepaid at any time in whole or in part at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, together with accrued interest to the date of prepayment, but without premium or penalty (except breakage costs related to prepayments not made on the last day of the relevant interest period).

Mandatory Prepayment:	Subject to paragraphs (i), (ii) and (iii) below,

(A) 100% of the net cash proceeds of asset sales and other asset dispositions (including, without limitation, insurance proceeds) by Intermediate Holdco or any of its restricted subsidiaries (subject to exceptions, baskets and reinvestment rights to be agreed),

(B) 100% of the net cash proceeds of the issuance or incurrence of debt by Intermediate Holdco or any of its restricted subsidiaries (subject to exceptions and baskets to be agreed) and

(C) 100% of the net cash proceeds from any issuance of equity securities of Intermediate Holdco or any parent entity (whether direct or indirect, existing or future) of Intermediate Holdco in any public offering or private placement or from any capital contribution, in each case shall be applied as follows: first, to the Intermediate Holdco Interim Loan and then to the Super Holdco Interim Loan (ratably to the Super Holdco Senior

4

Interim Loan and the Super Holdco Senior PIK Interim Loan); and second, to the CSC Senior Credit Facilities.

(i) The net cash proceeds of the Intermediate Holdco Senior Notes and the Intermediate Holdco Take-out Securities shall be applied to reduce to zero the commitments in respect of, or, if after the Closing Date, to reduce to zero the funded amount of the Intermediate Holdco Interim Loan.

(ii) With respect to net cash proceeds of the disposition of assets by any restricted subsidiary of Intermediate Holdco or net cash proceeds of any issuance or incurrence of debt by any restricted subsidiary of Intermediate Holdco, in each case that would otherwise be required to be applied as provided above will be applied as set forth above if and only to the extent that no restricted subsidiary of Intermediate Holdco is required to repay its indebtedness (other than intercompany indebtedness) as in effect as of the date of the Commitment Letter with such net cash proceeds and there are no contractual or legal restrictions on the ability of Intermediate Holdco to access such net cash proceeds.

(iii) With respect to the net cash proceeds of the type described in clause (C) above in this section “Mandatory Prepayments”, any such net cash proceeds shall be applied as set forth above to the extent such proceeds are not required to be applied by such parent to repay its indebtedness (other than intercompany indebtedness).

In addition, upon the occurrence of a Change of Control (to be defined), the Borrower will be required to offer to prepay the entire aggregate principal amount of the Intermediate Holdco Interim Loan (or the Intermediate Holdco Rollover Securities and Intermediate Holdco Rollover Loans) in cash at par or, in the case of Intermediate Holdco Rollover Securities upon which the interest rate has been fixed, with a prepayment premium of 1.0% of the principal amount thereof.

Each such prepayment shall be made together with accrued interest to the date of prepayment, but, except as noted above, without premium or penalty (except breakage costs related to prepayments not made on the last day of the relevant interest period).

Exchange Feature; Rollover Securities and Rollover Loans:	On the Initial Maturity Date, so long as no event of default has occurred and is continuing under the Intermediate Holdco Interim Loan Documents and all applicable fees have been paid in full, each Lender shall have its interest in

5

the Intermediate Holdco Interim Loan exchanged for Intermediate Holdco Rollover Loans. At any time on or after the Initial Maturity Date, any Lender may exchange all or any portion of its Intermediate Holdco Rollover Loans for Intermediate Holdco Rollover Securities, it being understood and agreed that upon any such exchange occurring within six months after the Initial Maturity Date, the Borrower shall be obligated to immediately pay to such holder a duration fee equal to 0.50% of the principal amount so exchanged. The Intermediate Holdco Rollover Securities and the Intermediate Holdco Rollover Loans will be (A) mandatorily redeemable or prepayable, as the case may be, under the same circumstances as the Intermediate Holdco Interim Loan, except that, in lieu of mandatory redemptions or prepayments, the Borrower shall be required to make mandatory offers to purchase or prepay such Intermediate Holdco Rollover Securities or Intermediate Holdco Rollover Loans and (B) optionally redeemable or prepayable, as the case may be, without premium or penalty or, if the holder has elected to fix the interest rate thereon, at declining premiums on terms customary for high-yield debt securities, including (subject to the next paragraph) four year no-call provisions; provided that on or before the third anniversary of the Closing Date, up to 35% of the aggregate principal amount of the Intermediate Holdco Rollover Loans and the Intermediate Holdco Rollover Securities will be optionally redeemable or prepayable, as the case may be, with the net cash proceeds of one or more Equity Offerings (to be defined), at par plus accrued interest plus a premium equal to the coupon in effect on the date on which the interest rate was fixed. In the case of any Intermediate Holdco Rollover Securities and Intermediate Holdco Rollover Loans that have a variable rate, any optional redemption or prepayment thereof shall be made pro rata between such Intermediate Holdco Rollover Securities and such Intermediate Holdco Rollover Loans. All mandatory offers to purchase or prepay shall be made pro rata between the Intermediate Holdco Rollover Securities and the Intermediate Holdco Rollover Loans.

Notwithstanding anything herein to the contrary, the Borrower shall be permitted to prepay Intermediate Holdco Rollover Securities at any time on or prior to the date that is six months following the Initial Maturity Date, so long as such prepayment is accompanied by a prepayment premium of 2.0% of the principal amount so prepaid.

The Intermediate Holdco Rollover Securities will be evidenced by an indenture in form suitable for qualification under the Trust Indenture Act and will otherwise contain

6

covenants and other provisions customary for high yield debt securities similar to the Intermediate Holdco Rollover Securities (it being the intention of the parties that such covenants and customary provisions shall, taking into account the financings related to the Merger and the other Transactions and the credit profile of the Borrower after giving effect thereto, be substantially based upon high yield debt securities issued by CSC). The Intermediate Holdco Rollover Loans will be evidenced by the Intermediate Holdco Interim Loan Agreement. The holders of the Intermediate Holdco Rollover Securities will be entitled to exchange offer and other registration rights to permit resale without restriction under applicable securities laws on terms no less favorable to the holders than those customarily applicable to an offering pursuant to Rule 144A (subject to applicable legal restrictions, including SEC staff interpretations).

Conditions to Effectiveness and to Intermediate Holdco Interim Loan:	The effectiveness of the Intermediate Holdco Interim Loan Documents and the making of the Intermediate Holdco Interim Loan shall be subject to the conditions precedent set forth in Exhibit I to the Commitment Letter.

Representations and Warranties:	Customary for facilities similar to the Intermediate Holdco Interim Loan and no more restrictive than those for the CSC Senior Credit Facilities (it being understood that representations and warranties shall also apply to Intermediate Holdco).

Affirmative Covenants:	Customary for facilities similar to the Intermediate Holdco Interim Loan (including a covenant to refinance the Intermediate Holdco Interim Loan with Intermediate Holdco Senior Notes or Intermediate Holdco Take-out Securities as soon as reasonably possible) and no more restrictive than those for the CSC Senior Credit Facilities (it being understood that affirmative covenants shall also apply to Intermediate Holdco).

Upon the issuance of the Intermediate Holdco Rollover Securities and the Intermediate Holdco Rollover Loans, the affirmative covenants shall, subject to the provisions set forth in the first sentence of the second paragraph of “Exchange Feature; Rollover Securities and Rollover Loans” above, conform to affirmative covenants customary in an indenture for high yield debt securities issued by CSC.

Take-out Covenant:	The Intermediate Holdco Interim Loan Agreement will contain provisions pursuant to which the Borrower shall undertake to refinance in full the Intermediate Holdco Interim Loan as promptly as practicable through the

7

issuance of the Intermediate Holdco Take-out Securities or otherwise in accordance with the Engagement Letter.

Negative Covenants:	Customary for facilities similar to the Intermediate Holdco Interim Loan and no more restrictive than those for the CSC Senior Credit Facilities (it being understood that such negative covenants shall also apply to Intermediate Holdco) (subject to baskets and exceptions, where customary and appropriate), including the following: limitation on indebtedness and contingent obligations; limitation on liens and further negative pledges; limitation on investments; limitation on dividends and other distributions (with exceptions to include, so long as no default has occurred and is continuing or would result therefrom and so long as the total leverage ratio (to be defined) of Topco on a consolidated basis is less than 8.25 to 1.00, to make the Minimum Distribution (as defined in the CSC Senior Credit Facilities Term Sheet)); limitation on redemptions and repurchases of equity interests; limitation on mergers, acquisitions and asset sales; limitation on issuance, sale or other disposition of subsidiary stock; limitation on sale-leaseback transactions; limitation on transactions with affiliates; limitation on dividend and other payment restrictions affecting subsidiaries; limitation on changes in business conducted; limitation on amendment of documents relating to other material indebtedness and other material documents; and limitation on prepayment or repurchase of subordinated indebtedness. There shall be no financial maintenance covenants.

Upon the issuance of the Intermediate Holdco Rollover Securities and the Intermediate Holdco Rollover Loans, the negative covenants shall, subject to the provisions set forth in the first sentence of the second paragraph of “Exchange Feature; Rollover Securities and Rollover Loans” above, conform to negative covenants customary in an indenture for high yield debt securities issued by CSC.

Events of Default:	Customary for facilities similar to the Intermediate Holdco Interim Loan and no more restrictive than those for the CSC Senior Credit Facilities (it being understood and agreed that such events of default shall also apply to Intermediate Holdco).

Yield Protection and Increased Costs:	Customary for facilities similar to the Intermediate Holdco Interim Loan.

Assignments and Participations:	Each assignment (unless to another Lender or its affiliates) shall be in a minimum amount of $1.0 million (unless the Borrower and the Lead Arrangers otherwise consent or unless the assigning Lender’s exposure is thereby reduced

8

to zero). Assignments shall be permitted with the Borrower’s and the Lead Arrangers’ consent (such consents not to be unreasonably withheld, delayed or conditioned), except that no such consent of the Borrower need be obtained to effect (a) an assignment to any Lender (or its affiliates) or (b) an assignment if any event of default has occurred and is continuing. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations.

Required Lenders:	Lenders having a majority of the outstanding credit exposure (the “Required Lenders”), subject to amendments of certain provisions of the Intermediate Holdco Interim Loan Documents requiring the consent of Lenders having a greater share (or all) of the outstanding credit exposure.

Expenses and Indemnification:	All reasonable out-of-pocket expenses of the Lead Arrangers and the Administrative Agent (and of all Lenders in the case of enforcement costs and documentary taxes) associated with the preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any Intermediate Holdco Interim Loan Document (including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole and, if necessary, one local counsel in any jurisdiction (and of additional counsel if an actual or perceived conflict of interest exists)) are to be paid by the Borrower.

The Borrower will indemnify each of the Lead Arrangers, the Administrative Agent and the Lenders and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Lead Arrangers, the Administrative Agent or any such Lender is a party thereto) that relates to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person’s bad faith, gross negligence or willful misconduct.

Governing Law and Forum:	New York.

Waiver of Jury Trial:	All parties to the Intermediate Holdco Interim Loan Documents waive the right to trial by jury.

Special Counsel for Lead Arrangers:	Shearman & Sterling LLP (and such local counsel as may be selected by the Lead Arrangers).

9

CONFIDENTIAL	EXHIBIT E
RPH INTERIM LOAN
SUMMARY OF TERMS AND CONDITIONS1

Borrower:	Rainbow Programming Holdings LLC (“RPH” or the “Borrower”).

Joint Lead Arrangers and Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Banc of America Securities LLC (in such capacity, the “Lead Arrangers”).

Syndication Agents and Documentation Agents:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and/or Banc of America Securities LLC.

Administrative Agent:	Merrill Lynch Capital Corporation, Bear Stearns Corporate Lending Inc. or Banc of America Bridge LLC (in such capacity, the “Administrative Agent”).

Lenders:	Merrill Lynch Capital Corporation (or one of its affiliates), Bear Stearns Corporate Lending Inc. (or one of its affiliates), Banc of America Bridge LLC (or one of its affiliates) and a syndicate of financial institutions (collectively, the “Lenders”) arranged by the Lead Arrangers in accordance with the provisions set forth in Section 2 of the Commitment Letter.

Interim Loan:	Senior interim loan (the “RPH Interim Loan”) in a principal amount of $1.0 billion.

Documentation:	The documentation for the RPH Interim Loan will include an interim loan agreement (the “RPH Interim Loan Agreement”) and other appropriate documents (collectively, the “RPH Interim Loan Documents”).

The RPH Interim Loan Documents will contain the terms and conditions set forth in this Commitment Letter and such other terms as the Borrower and the Lead Arrangers shall agree, it being understood that there shall not be any conditions to the Closing Date other than as set forth herein, in the Commitment Letter and Exhibit I thereto. It is the intention of the parties that the representations and warranties, covenants, events of default and other customary provisions (including definitions related to such provisions) contained in the RPH Interim Loan Documents shall, except as otherwise noted herein, and taking into account the financings related to the Merger and the other

[1]	Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Commitment Letter (the “Commitment Letter”).

Transactions and the credit profile of the Borrower after giving effect thereto, be substantially based upon such corresponding terms contained in the documentation for the RNS Senior Credit Facilities (it being understood that such adjustments shall be made as are customary in the context of an interim loan).

Use of Proceeds:	To finance in part the Transactions and to pay related fees and expenses in connection with the foregoing, subject to the terms and conditions set forth in the RPH Interim Loan Documents.

Closing Date:	The date of consummation of the Merger (the “Closing Date”).

Availability:	On the Closing Date in one drawing.

Security:	None (including in respect of the RPH Rollover Securities and RPH Rollover Loans).

Ranking:	The RPH Interim Loan (and the RPH Rollover Securities and RPH Rollover Loans) will be a senior obligation of the Borrower ranking pari passu with all unsubordinated indebtedness of the Borrower and senior to all subordinated indebtedness of the Borrower.

Termination of Commitment:	The commitment in respect of the RPH Interim Loan will automatically and permanently terminate in its entirety on the Final Termination Date, if not drawn down on or prior to such date, or sooner if such commitment is terminated in accordance with the Commitment Letter. In addition, the commitment in respect of the RPH Interim Loan will automatically and permanently terminate in its entirety on the date of the consummation of the Merger to the extent not drawn down on such date.

Maturity:	The RPH Interim Loan will mature on the date (the “Initial Maturity Date”) that is twelve months after the initial funding date (the “Funding”). Upon the satisfaction of the terms and conditions described under “Exchange Feature; Rollover Securities and Rollover Loans,” the RPH Interim Loan will be exchanged for, at the option of each Lender, either (A) unsecured senior debt securities (“RPH Rollover Securities”), evidenced by an indenture in the form attached to the RPH Interim Loan Agreement and maturing on the date that occurs nine years after the Initial Maturity Date or (B) unsecured senior loans maturing on the date that occurs nine years after the Initial Maturity Date (the “RPH Rollover Loans”), evidenced by the RPH Interim Loan Agreement.

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Interest Rate:	(A) RPH Interim Loan. The RPH Interim Loan will bear interest at a rate per annum equal to the greater (as determined on the Closing Date and each three-month period thereafter) of (i) three-month LIBOR and (ii) a certain percentage (the “Interim Floor Percentage”) set forth in Annex II to the Fee Letter, in each case plus the Spread (defined below). The “Spread” will initially be, with respect to clause (i) above, a certain number of basis points (the “Interim Initial Basis Points”) set forth in Annex II to the Fee Letter; and with respect to clause (ii) above, a certain number of basis points (the “Interim Floor Basis Points”) set forth in Annex II to the Fee Letter. If the RPH Interim Loan is not repaid in full within six months following the Closing Date, each Spread will increase by an additional number of basis points (the “Additional Basis Points”) set forth in Annex II to the Fee Letter at the end of such six-month period and shall increase by an additional number of basis points equal to the Additional Basis Points at the end of each three-month period thereafter. LIBOR will be adjusted for maximum statutory reserve requirements (if any).

Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed a certain percentage per annum (the “Interest Rate Cap”) set forth in Annex II to the Fee Letter (exclusive of any additional interest payable due to an event of default).

(B) RPH Rollover Securities and RPH Rollover Loans. The RPH Rollover Securities and the RPH Rollover Loans will bear interest at a rate per annum equal to the greater (as determined on the Initial Maturity Date and each three-month period thereafter) of (i) three-month LIBOR plus a certain number of basis points (the “Rollover Basis Points”) set forth in Annex II to the Fee Letter and (ii) the Initial Rate (defined below), in each case plus the Exchange Spread (as defined below). The “Initial Rate” shall be equal to the interest rate applicable to the RPH Interim Loan and in effect on the Initial Maturity Date. “Exchange Spread” shall mean the Additional Basis Points. LIBOR will be adjusted for maximum statutory reserve requirements (if any). At any time after the date that is six months following the Initial Maturity Date, any holder of RPH Rollover Securities or RPH Rollover Loans may elect, at its sole option, to fix the interest rate per annum on its RPH Rollover Securities or RPH Rollover Loans at the then effective rate of interest per annum.

Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed the Interest Rate Cap (exclusive of any additional interest payable due to an event of default).

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Default Rate:	Overdue principal, interest and other amounts under the RPH Interim Loan Documents shall bear interest at a rate per annum equal to a certain percentage (the “Default Rate Percentage”) set forth in Annex II to the Fee Letter in excess of the otherwise applicable interest rate (including applicable margin).

Interest Payment Dates:	(A) RPH Interim Loan. Quarterly, in arrears.

(B) RPH Rollover Securities and RPH Rollover Loans. Semi-annually, in arrears.

Voluntary Prepayment:	The RPH Interim Loan may be prepaid at any time in whole or in part at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, together with accrued interest to the date of prepayment, but without premium or penalty (except breakage costs related to prepayments not made on the last day of the relevant interest period).

Mandatory Prepayment:	Subject to paragraphs (i), (ii) and (iii) below,

(A) 100% of the net cash proceeds of asset sales and other asset dispositions (including, without limitation, insurance proceeds) by RPH or any of its restricted subsidiaries (subject to exceptions, baskets and reinvestment rights to be agreed),

(B) 100% of the net cash proceeds of the issuance or incurrence of debt by RPH or any of its restricted subsidiaries (subject to exceptions and baskets to be agreed) and

(C) 100% of the net cash proceeds from any issuance of equity securities of RPH or any parent entity (whether direct or indirect, existing or future) of Super Holdco in any public offering or private placement or from any capital contribution, in each case shall be applied as follows: first, to the RPH Interim Loan; and second, to the RNS Senior Credit Facilities.

(i) The net cash proceeds of the RPH Senior Notes and the RPH Take-out Securities shall be applied to reduce to zero the commitments in respect of, or, if after the Closing Date, to reduce to zero the funded amount of the RPH Interim Loan.

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(ii) With respect to net cash proceeds of the disposition of assets by any restricted subsidiary of RPH or net cash proceeds of any issuance or incurrence of debt by any restricted subsidiary of RPH, in each case that would otherwise be required to be applied as provided above will be applied as set forth above if and only to the extent that no restricted subsidiary of RPH is required to repay its indebtedness (other than intercompany indebtedness) as in effect as of the date of the Commitment Letter with such net cash proceeds and there are no contractual or legal restrictions on the ability of RPH to access such net cash proceeds.

(iii) With respect to the net cash proceeds of the type described in clause (C) above in this section “Mandatory Prepayments”, any such net cash proceeds shall be applied as set forth above to the extent such proceeds are not required to be applied by such parent to repay its indebtedness (other than intercompany indebtedness).

In addition, upon the occurrence of a Change of Control (to be defined), the Borrower will be required to offer to prepay the entire aggregate principal amount of the RPH Interim Loan (or the RPH Rollover Securities and RPH Rollover Loans) in cash at par or, in the case of RPH Rollover Securities upon which the interest rate has been fixed, with a prepayment premium of 1.0% of the principal amount thereof.

Each such prepayment shall be made together with accrued interest to the date of prepayment, but, except as noted above, without premium or penalty (except breakage costs related to prepayments not made on the last day of the relevant interest period).

Exchange Feature; Rollover Securities and Rollover Loans:	On the Initial Maturity Date, so long as no event of default has occurred and is continuing under the RPH Interim Loan Documents and all applicable fees have been paid in full, each Lender shall have its interest in the RPH Interim Loan exchanged for RPH Rollover Loans. At any time on or after the Initial Maturity Date, any Lender may exchange all or any portion of its RPH Rollover Loans for RPH Rollover Securities, it being understood and agreed that upon any such exchange occurring within six months after the Initial Maturity Date, the Borrower shall be obligated to immediately pay to such holder a duration fee equal to 0.50% of the principal amount so exchanged. The RPH Rollover Securities and the RPH Rollover Loans will be (A) mandatorily redeemable or prepayable, as the case may be, under the same circumstances as the RPH Interim Loan, except that, in lieu of mandatory redemptions or

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prepayments, the Borrower shall be required to make mandatory offers to purchase or prepay such RPH Rollover Securities or RPH Rollover Loans and (B) optionally redeemable or prepayable, as the case may be, without premium or penalty or, if the holder has elected to fix the interest rate thereon, at declining premiums on terms customary for high-yield debt securities, including (subject to the next paragraph) four year no-call provisions; provided that on or before the third anniversary of the Closing Date, up to 35% of the aggregate principal amount of the RPH Rollover Loans and the RPH Rollover Securities will be optionally redeemable or prepayable, as the case may be, with the net cash proceeds of one or more Equity Offerings (to be defined), at par plus accrued interest plus a premium equal to the coupon in effect on the date on which the interest rate was fixed. In the case of any RPH Rollover Securities and RPH Rollover Loans that have a variable rate, any optional redemption or prepayment thereof shall be made pro rata between such RPH Rollover Securities and such RPH Rollover Loans. All mandatory offers to purchase or prepay shall be made pro rata between the RPH Rollover Securities and the RPH Rollover Loans.

Notwithstanding anything herein to the contrary, the Borrower shall be permitted to prepay RPH Rollover Securities at any time on or prior to the date that is six months following the Initial Maturity Date, so long as such prepayment is accompanied by a prepayment premium of 2.0% of the principal amount so prepaid.

The RPH Rollover Securities will be evidenced by an indenture in form suitable for qualification under the Trust Indenture Act and will otherwise contain covenants and other provisions customary for high yield debt securities similar to the RPH Rollover Securities (it being the intention of the parties that such covenants and customary provisions shall, taking into account the financings related to the Merger and the other Transactions and the credit profile of the Borrower after giving effect thereto, be substantially based upon high yield debt securities issued by RNS). The RPH Rollover Loans will be evidenced by the RPH Interim Loan Agreement. The holders of the RPH Rollover Securities will be entitled to exchange offer and other registration rights to permit resale without restriction under applicable securities laws on terms no less favorable to the holders than those customarily applicable to an offering pursuant to Rule 144A (subject to applicable legal restrictions, including SEC staff interpretations).

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Conditions to Effectiveness and to RPH Interim Loan:	The effectiveness of the RPH Interim Loan Documents and the making of the RPH Interim Loan shall be subject to the conditions precedent set forth in Exhibit I to the Commitment Letter.

Representations and Warranties:	Customary for facilities similar to the RPH Interim Loan and no more restrictive than those for the RNS Senior Credit Facilities (it being understood that representations and warranties shall also apply to RPH).

Affirmative Covenants:	Customary for facilities similar to the RPH Interim Loan (including a covenant to refinance the RPH Interim Loan with the RPH Senior Notes or the RPH Take-out Securities as soon as reasonably possible) and no more restrictive than those for the RNS Senior Credit Facilities (it being understood that affirmative covenants shall also apply to RPH).

Upon the issuance of the RPH Rollover Securities and the RPH Rollover Loans, the affirmative covenants shall, subject to the provisions set forth in the first sentence of the second paragraph of “Exchange Feature; Rollover Securities and Rollover Loans” above, conform to affirmative covenants customary in an indenture for high yield debt securities issued by RNS.

Take-out Covenant:	The RPH Interim Loan Agreement will contain provisions pursuant to which the Borrower shall undertake to refinance in full the RPH Interim Loan as promptly as practicable through the issuance of the RPH Take-out Securities or otherwise in accordance with the Engagement Letter.

Negative Covenants:	Customary for facilities similar to the RPH Interim Loan and no more restrictive than those for the RNS Senior Credit Facilities (it being understood that such negative covenants shall also apply to RPH) (subject to baskets and exceptions, where customary and appropriate), including the following: limitation on indebtedness and contingent obligations; limitation on liens and further negative pledges; limitation on investments; limitation on dividends and other distributions (with exceptions to include, so long as no default has occurred and is continuing or would result therefrom and so long as the total leverage ratio (to be defined) of Topco on a consolidated basis is less than 8.25 to 1.00, to make the Minimum Distribution (as defined in the CSC Senior Credit Facilities Term Sheet)); limitation on redemptions and repurchases of equity interests; limitation on mergers, acquisitions and asset sales; limitation on issuance, sale or other disposition of subsidiary stock; limitation on sale-leaseback transactions; limitation on transactions with affiliates; limitation on dividend and other

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payment restrictions affecting subsidiaries; limitation on changes in business conducted; limitation on amendment of documents relating to other material indebtedness and other material documents; and limitation on prepayment or repurchase of subordinated indebtedness. There shall be no financial maintenance covenants.

Upon the issuance of the RPH Rollover Securities and the RPH Rollover Loans, the negative covenants shall, subject to the provisions set forth in the first sentence of the second paragraph of “Exchange Feature; Rollover Securities and Rollover Loans” above, conform to negative covenants customary in an indenture for high yield debt securities issued by RNS.

Events of Default:	Customary for facilities similar to the RPH Interim Loan and no more restrictive than those for the RNS Senior Credit Facilities (it being understood and agreed that such events of default shall also apply to RPH).

Yield Protection and Increased Costs:	Customary for facilities similar to the RPH Interim Loan.

Assignments and Participations:	Each assignment (unless to another Lender or its affiliates) shall be in a minimum amount of $1.0 million (unless the Borrower and the Lead Arrangers otherwise consent or unless the assigning Lender’s exposure is thereby reduced to zero). Assignments shall be permitted with the Borrower’s and the Lead Arrangers’ consent (such consents not to be unreasonably withheld, delayed or conditioned), except that no such consent of the Borrower need be obtained to effect (a) an assignment to any Lender (or its affiliates) or (b) an assignment if any event of default has occurred and is continuing. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations.

Required Lenders:	Lenders having a majority of the outstanding credit exposure (the “Required Lenders”), subject to amendments of certain provisions of the RPH Interim Loan Documents requiring the consent of Lenders having a greater share (or all) of the outstanding credit exposure.

Expenses and Indemnification:	All reasonable out-of-pocket expenses of the Lead Arrangers and the Administrative Agent (and of all Lenders in the case of enforcement costs and documentary taxes) associated with the preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any RPH Interim Loan Document (including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole and, if necessary, one local

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counsel in any jurisdiction (and of additional counsel if an actual or perceived conflict of interest exists)) are to be paid by the Borrower.

The Borrower will indemnify each of the Lead Arrangers, the Administrative Agent and the Lenders and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Lead Arrangers, the Administrative Agent or any such Lender is a party thereto) that relates to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person’s bad faith, gross negligence or willful misconduct.

Governing Law and Forum:	New York.

Waiver of Jury Trial:	All parties to the RPH Interim Loan Documents waive the right to trial by jury.

Special Counsel for Lead Arrangers:	Shearman & Sterling LLP (and such local counsel as may be selected by the Lead Arrangers).

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CONFIDENTIAL	EXHIBIT F
RNS SENIOR CREDIT FACILITIES
SUMMARY OF TERMS AND CONDITIONS1

Borrower:	Rainbow National Services LLC, a Delaware limited liability company (“RNS” or the “Borrower”).

Joint Lead Arrangers and Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Banc of America Securities LLC (in such capacity, the “Lead Arrangers”).

Syndication Agents and Documentation Agents:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and/or Banc of America Securities LLC.

Administrative Agent:	Merrill Lynch Capital Corporation, Bear Stearns Corporate Lending Inc. or Bank of America, N.A. (in such capacity, the “Administrative Agent”).

Lenders:	Merrill Lynch Capital Corporation (or one of its affiliates), Bear Stearns Corporate Lending Inc. (or one of its affiliates), Bank of America, N.A. (or one of its affiliates) and a syndicate of financial institutions (collectively, the “Lenders”) arranged by the Lead Arrangers in accordance with the provisions set forth in Section 2 of the Commitment Letter.

Senior Credit Facilities:	Senior secured credit facilities (the “RNS Senior Credit Facilities”) in an aggregate principal amount of $1.030 billion, such RNS Senior Credit Facilities consisting of the following:

(A) Term Loan B Facility. Term loan B facility in an aggregate principal amount of $730.0 million (the “Term Loan B Facility”). Loans made under the Term Loan B Facility are herein referred to as “Term Loans”).

(B) Revolving Credit Facility. A revolving credit facility in an aggregate principal amount of $300.0 million (the “Revolving Credit Facility”). Loans made under the Revolving Credit Facility are herein referred to as “Revolving Loans”; the Term Loans and Revolving Loans are herein referred to collectively as “Loans”. An amount to be agreed of the Revolving Credit Facility will be available as a letter of credit subfacility and as a swing line subfacility, in each case on customary terms.

Documentation:	The documentation for the RNS Senior Credit Facilities will include, among others, a credit agreement (the “Credit

[1]	Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Commitment Letter (the “Commitment Letter”).

Agreement”), guarantees and appropriate pledge, security interest and other collateral documents (collectively, the “Credit Documents”). The Borrower and the Guarantors (as defined below under the section entitled “Guarantors”) are herein referred to as the “Loan Parties” and individually as a “Loan Party”.

The Credit Documents will contain the terms and conditions set forth in this Commitment Letter and such other terms as the Borrower and the Lead Arrangers shall agree, it being understood that there shall not be any conditions to the Closing Date other than as set forth herein, in the Commitment Letter and Exhibit I thereto. As the RNS Senior Credit Facilities are intended to replace the Existing RNS Credit Facility, it is the intention of the parties that the representations and warranties, covenants, events of default and other customary provisions (including definitions related to such provisions) contained in the Credit Documents shall, except as otherwise noted herein, and taking into account the financings related to the Merger and the other Transactions and the credit profile of the Borrower after giving effect thereto, be substantially based upon such corresponding terms contained in the documentation for the Existing RNS Credit Facility.

Closing Date:	The date of the consummation of the Merger (the “Closing Date”).

Use of Proceeds:	The proceeds of the Term Loan B Facility will be used (a) to finance in part the Transactions and (b) to pay related fees and expenses in connection with the foregoing, subject to the terms and conditions set forth in the Credit Documents.

Proceeds of not more than an amount to be mutually agreed of the Revolving Credit Facility (the “Permitted Revolver Amount”) may be used on the Closing Date to finance a portion of the Transactions. The Revolving Credit Facility will also be used after the Closing Date for working capital and general corporate purposes of the Borrower and its subsidiaries, subject to the terms and conditions set forth in the Credit Documents.

Availability:	Term Loan B Facility.

The full amount of the Term Loan B Facility will be available on the Closing Date in one drawing.

Any and all advances made under the Term Loan B Facility that are repaid or prepaid may not be reborrowed.

Revolving Credit Facility.

The Revolving Credit Facility will be available on a fully

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revolving basis, subject to the terms and conditions set forth in the Credit Documents, in the form of revolving advances, swing line advances and letters of credit issued on and after the Closing Date until the date that is six years after the Closing Date (the “R/C Termination Date”); provided, however, that (subject to the limitations set forth above) the Permitted Revolver Amount may be drawn on the Closing Date to finance in part the Transactions.

Guarantors:	Each of the Borrower’s direct and indirect domestic subsidiaries existing on the Closing Date that currently guarantee the Existing RNS Credit Facility and each of the Borrower’s direct and indirect domestic “Restricted Subsidiaries” thereafter created or acquired, shall unconditionally guarantee, on a joint and several basis, all obligations of the Borrower under the RNS Senior Credit Facilities, other than any immaterial or inactive subsidiaries. Each guarantor of any of the RNS Senior Credit Facilities is herein referred to as a “Guarantor” and its guarantee is referred to herein as a “Guarantee.”

Security:	The RNS Senior Credit Facilities and the obligations of the Borrower under each interest rate protection agreement entered into with a Lender or any affiliate of a Lender will be secured by the following property (collectively, the “Collateral”):

(A) a perfected security interest in all of the capital stock (or other ownership interests) of each of the direct subsidiaries of the Borrower and the Guarantors pledged to secure the Existing RNS Credit Facility and in all of the capital stock (or other membership interests) of each of the direct subsidiaries of the Borrower and the Guarantors created or acquired after the Closing Date, in each case limited to, in the case of non-domestic subsidiaries, 65% of the shares of any direct, “first tier” non-domestic subsidiaries of the Borrower and the Guarantors. Notwithstanding the foregoing, the RNS Senior Credit Facilities shall not be secured by (a) ownership interests in subsidiaries that cannot be pledged without the consent of one or more third parties or governmental authorities, (b) interests in subsidiaries the pledge of which would be prohibited by contract, license, permit, applicable law or regulation (and not overridden by the UCC or other applicable law) and (c) other exceptions to be agreed (collectively, the “Pledged Equity Collateral”); and

(B) a perfected lien on, and security interest in, all of the tangible and intangible properties and assets (including all equipment, inventory, contract rights, real property interests, trademarks, trade names and other intellectual property and proceeds of the foregoing) of each Loan Party (collectively, other than the Pledged Equity Collateral, the “Other Pledged Collateral”), except in each case for those properties and assets (a) as to which the Lead Arrangers shall determine in their reasonable discretion that the costs of obtaining such security interest are excessive in

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relation to the value of the security to be afforded thereby, (b) that cannot be pledged without the consent of one or more third parties, (c) that are subject to any restrictions and limitations relating to granting of any liens under applicable law or regulation (and not overridden by the UCC or other applicable law) or (d) that are subject to any restrictions and limitations relating to granting of any liens that are set forth in the indentures governing RNS’ and its restricted subsidiaries’ senior and senior subordinated notes as in effect as of the date of the Commitment Letter.

All such security interests will be created pursuant to documentation customary for facilities similar to the RNS Senior Credit Facilities and reasonably satisfactory in all respects to the Lead Arrangers and the Borrower. On the Closing Date, such security interests shall have become perfected (or arrangements for the perfection thereof reasonably satisfactory to the Lead Arrangers shall have been made) and the Lead Arrangers shall have received reasonably satisfactory evidence as to the enforceability, perfection and priority thereof, it being understood that, notwithstanding anything to the contrary in the Commitment Letter or its Exhibits, to the extent that any Collateral (other than the pledge and perfection of security interests (i) in domestic Pledged Equity Collateral and (ii) in other assets with respect to which a lien may be perfected by the filing of a financing statement under the UCC) is not provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the delivery of such collateral shall not constitute a condition precedent to the availability of the RNS Senior Credit Facilities on the Closing Date and the parties to the Commitment Letter acting reasonably shall negotiate arrangements for the delivery of such collateral within a reasonably satisfactory period following the Closing Date.

Termination of Commitments:	The commitment in respect of all the RNS Senior Credit Facilities will automatically and permanently terminate in its entirety on the Final Termination Date, if the Term Loan B Facility is not drawn down on or prior to such date, or sooner if such commitment is terminated in accordance with the Commitment Letter.

Final Maturity:	(A) Term Loan B Facility. The Term Loan B Facility will mature on the date that occurs eight years after the Closing Date.

(B) Revolving Credit Facility. The Revolving Credit Facility will mature on the R/C Termination Date.

Amortization Schedule:	The Term Loan B Facility will amortize at a rate of 1.00% per annum on a quarterly basis (beginning with the first full quarter after the Closing Date) for the first six years after the Closing

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Date, with the balance paid on the Term Loan B Maturity Date.

Letters of Credit:	Letters of credit under the Revolving Credit Facility (“Letters of Credit”) will be issued by a Lender or Lenders to be agreed by the Lead Arrangers and the Borrower (in such capacity, each an “Issuing Bank”). The issuance of all Letters of Credit shall be subject to the customary documentation requirements, procedures and fees of the Issuing Bank(s).

Interest Rates and Fees:	Interest rates and fees in connection with the RNS Senior Credit Facilities will be as specified on Annex I attached hereto.

Default Rate:	Overdue principal, interest and other amounts under the Credit Documents shall bear interest at a rate per annum equal to a certain percentage (the “Default Rate Percentage”) set forth in Annex I to the Fee Letter in excess of the otherwise applicable interest rate (including applicable margin).

Voluntary Prepayments/Reductions in Commitments:	(A) Term Loan B Facility. Advances under the Term Loan B Facility may be prepaid at any time in whole or in part at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR borrowings, breakage costs related to prepayments not made on the last day of the relevant interest period).

Voluntary prepayments of the Term Loan B Facility shall be applied pro rata to the remaining scheduled amortization payments in respect thereof.

(B) Revolving Credit Facility. The unutilized portion of the commitments under the Revolving Credit Facility may be reduced and advances under the Revolving Credit Facility may be repaid at any time, in each case, at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR advances, breakage costs related to prepayments not made on the last day of the relevant interest period).

Mandatory Prepayments:	An amount equal to:

(A) 100% of the net cash proceeds (including condemnation and insurance proceeds) of asset sales and other asset dispositions by RNS or any of its restricted subsidiaries (including, without limitation, insurance proceeds and subject to baskets, exceptions and reinvestment rights to be agreed upon), and

(B) 100% of the net cash proceeds of the issuance or incurrence of debt by RNS or any of its restricted subsidiaries (subject to baskets and exceptions to be agreed upon),

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in each case shall be applied as follows: first, if permitted by the terms of any indenture to which the Borrower and, if applicable, RPH are a party, to the RPH Interim Loan, and second, to the RNS Senior Credit Facilities.

Mandatory prepayments will be applied to the Term Loan B Facility. Any application to the Term Loan B Facility shall be applied pro rata to the remaining scheduled amortization payments. To the extent that the amount to be applied to the prepayment of Term Loans exceeds the aggregate amount of Term Loans then outstanding, such excess shall be applied to the Revolving Facility to permanently reduce the commitments thereunder; provided, however, that if at the time of such application the aggregate commitments under the Revolving Credit Facility are equal to or less than $100 million (“Threshold”), then such excess shall not be required to permanently reduce the commitments under the Revolving Credit Facility, and in no event shall such excess permanently reduce the commitments under the Revolving Credit Facility below the Threshold.

Advances under the Revolving Credit Facility will be immediately prepaid to the extent that the aggregate extensions of credit under the Revolving Credit Facility exceed the commitments then in effect under the Revolving Credit Facility.

Conditions to Effectiveness and to Initial Advances:	The effectiveness of the Credit Agreement and the making of the initial Loans under the RNS Senior Credit Facilities shall be subject to the conditions precedent set forth in Exhibit I to the Commitment Letter.

Conditions to All Extensions of Credit:	Each extension of credit under the RNS Senior Credit Facilities will be subject to (A) the absence of any Default or Event of Default (to be defined), (B) the continued accuracy of representations and warranties in all material respects (which materiality exception will not apply to representations and warranties to the extent already qualified by materiality standards) and (C) delivery of a notice of borrowing.

Representations and Warranties:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the RNS Senior Credit Facilities.

Affirmative Covenants:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the RNS Senior Credit Facilities.

Negative Covenants:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the RNS Senior Credit Facilities (all such covenants to be subject to customary baskets and exceptions and such others to be agreed upon), but in any event

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including: limitation on indebtedness and contingent obligations (which shall permit the incurrence of indebtedness (including additional secured indebtedness up to an amount to be agreed), so long as there is no default or event of default and the Borrower is in pro forma compliance with a leverage or interest coverage ratio to be agreed); limitation on liens and further negative pledges; limitation on investments; limitation on dividends, redemptions and repurchases of equity interests and other distributions (with exceptions to include, so long as no default has occurred and is continuing or would result therefrom and so long as the total leverage ratio (to be defined) of Topco on a consolidated basis is less than 8.25 to 1.00, to make the Minimum Distribution (as defined in the CSC Senior Credit Facilities Term Sheet)); limitation on mergers, acquisitions and asset sales; limitation on issuance, sale and other disposition of subsidiary stock; limitation on sale-leaseback transactions; limitation on transactions with affiliates; limitation on dividend and other payment restrictions affecting subsidiaries; limitation on changes in business conducted; limitation on amendment of documents relating to other material indebtedness and other material documents; and limitation on prepayment or repurchase of subordinated indebtedness (other than subordinated indebtedness under existing indentures).

Financial Covenants:	With respect to the Revolving Credit Facility only, financial maintenance covenants appropriate in the context of the proposed transaction, and customary for facilities similar to the RNS Senior Credit Facilities, consisting of (definitions and numerical calculations to be set forth in the Credit Agreement): (a) total leverage ratio; (b) interest coverage ratio; and (c) senior secured leverage ratio; and shall be substantially consistent with the financial maintenance covenants contained in the Existing RNS Credit Facility (in existence as of the date of the Commitment Letter), and, notwithstanding the foregoing, with covenant levels to be mutually agreed.

Events of Default:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the RNS Senior Credit Facilities, but in any event including: breach of representation or warranty; nonpayment of principal, interest, fees or other amounts; breach of covenants; change of control; bankruptcy, insolvency proceedings, etc.; judgment defaults; ERISA defaults; cross-defaults to other indebtedness (provided that failure to comply with financial maintenance covenants in the Revolving Credit Facility shall not trigger a cross default to the Term Loan B Facility); and actual or asserted invalidity of loan documentation.

Yield Protection and Increased Costs; and Replacement of Lenders:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the RNS Senior Credit Facilities, including protective provisions for such matters as defaulting banks, capital adequacy, increased costs, reserves,

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funding losses, breakage costs, illegality and withholding taxes.

Subject to customary conditions (including that no default shall have occurred and be continuing), the Borrower shall have the right to replace any Lender that (a) charges an amount with respect to contingencies described in the immediately preceding paragraph or (b) refuses to consent to certain amendments or waivers of the RNS Senior Credit Facilities which expressly require the consent of such Lender and which have been approved by the Required Lenders (or, in certain circumstances applicable to a particular tranche, a majority of the applicable tranche of Lenders).

Assignments and Participations:	Each assignment (unless to another Lender or its affiliates) shall be in a minimum amount of $1.0 million for the Term Loan B Facility and $5.0 million for the Revolving Credit Facility (unless the Borrower and the Lead Arrangers otherwise consent or unless the assigning Lender’s exposure is thereby reduced to zero). Assignments (which may be non-pro rata among the RNS Senior Credit Facilities) shall be permitted with the Borrower’s and the Lead Arrangers’ consent (such consents not to be unreasonably withheld, delayed or conditioned), except that no such consent of the Borrower need be obtained to effect (a) an assignment to any Lender (or its affiliates) or (b) an assignment if any event of default has occurred and is continuing. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations.

Required Lenders:	Lenders having a majority of the outstanding credit exposure under the RNS Senior Credit Facilities (the “Required Lenders”), subject to amendments or waivers of certain provisions of the Credit Documents requiring the consent of each affected Lender (or all Lenders) or Lenders having a majority of the outstanding credit exposure under each affected RNS Senior Credit Facility (including a requirement for a majority of the Lenders under the Revolving Credit Facility to approve waivers or amendments affecting the conditions to additional advances under the Revolving Credit Facility).

Expenses and Indemnification:	All reasonable out-of-pocket expenses of the Lead Arrangers and the Administrative Agent (and of all Lenders in the case of enforcement costs and documentary taxes) associated with the negotiation, preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any Credit Document (including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole and, if necessary, one local counsel in any jurisdiction (and of additional counsel if an actual or perceived conflict of interest exists)) are to be paid by the Loan Parties.

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The Loan Parties will jointly and severally indemnify each of the Lead Arrangers, the Administrative Agent and the Lenders and hold them harmless from and against all costs, expenses (including fees, disbursements and other charges of counsel) and all liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Lead Arrangers, the Administrative Agent or any such Lender is a party thereto) that relate to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person’s bad faith, gross negligence or willful misconduct.

Governing Law and Forum:	New York.

Waiver of Jury Trial:	All parties to the Credit Documents waive the right to trial by jury.

Special Counsel for Lead Arrangers:	Shearman & Sterling LLP (including local counsel as selected by the Lead Arrangers).

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ANNEX I

Interest Rates and Fees:	The Borrower will be entitled to make borrowings based on the ABR plus the Applicable Margin or LIBOR plus the Applicable Margin. The Loans under the RNS Senior Credit Facilities will bear interest, at the option of the Borrower, at (a) ABR plus the Applicable Margin or (b) LIBOR plus the Applicable Margin.

The “Applicable Margin” with respect to the Revolving Credit Facility will be (a) prior to the Trigger Date (as defined below), a percentage per annum set forth in Annex I to the Fee Letter and (b) on and after the Trigger Date, determined pursuant to a grid to be determined which will be based on the Total Leverage Ratio (to be defined).

The “Applicable Margin” with respect to the Term Loan B Facility will be a percentage per annum set forth in Annex I to the Fee Letter.

“Trigger Date” means the first date after the Closing Date on which the Borrower delivers financial statements and a computation of the Total Leverage Ratio (to be defined) for the first fiscal quarter ended at least three months after the Closing Date in accordance with the Credit Agreement.

Unless consented to by the Lead Arrangers in their sole discretion, no LIBOR Loans may be elected on the Closing Date and thereafter all LIBOR Loans will have a 30 day interest period ending on the same date approximately 30 days after the Closing Date (unless the completion of the primary syndication of the RNS Senior Credit Facilities as determined by the Lead Arrangers shall have occurred).

“ABR” means the higher of (a) the prime rate of interest announced or established by the Lender acting as the Administrative Agent from time to time, changing effective on the date of announcement or establishment of said prime rate changes and (b) the Federal Funds Rate plus 0.50% per annum. The prime rate is not necessarily the lowest rate charged by the Lender acting as the Administrative Agent to its customers.

“LIBOR” means the rate published by such source to be agreed upon or, if not available, determined by the Administrative Agent to be available to the Lenders in the London interbank market for deposits in US Dollars in the amount of, and for a maturity corresponding to, the amount of the applicable LIBOR advance, as adjusted for maximum statutory reserves.

The Borrower may select interest periods of one, two, three or six months and, if available to all Lenders, nine or twelve months, for LIBOR borrowings. Interest will be payable in arrears (a) in the case of ABR advances, at the end of each quarter and (b) in the case of LIBOR advances, at the end of each interest period and, in the case of any interest period longer than three months, no less frequently than every three months. Interest on all borrowings shall be calculated on the basis of the actual number of days elapsed over (a) in the case of LIBOR Loans, a 360-day year and (b) in the case of ABR Loans, a 365-or 366-day year, as the case may be.

Commitment fees accrue on the undrawn amount of the Revolving Credit Facility, commencing on the Closing Date. The commitment fee in respect of the Revolving Credit Facility will be a percentage per annum (the “Unutilized Commitment Fee Percentage”) set forth in Annex I to the Fee Letter.

All commitment fees will be payable in arrears at the end of each quarter and upon any termination of any commitment, in each case for the actual number of days elapsed over a 360-day year.

Letter of Credit fees will be payable for the account of the Revolving Credit Facility Lenders on the daily average undrawn face amount of each Letter of Credit at a rate per annum equal to the Applicable Margin for Loans under the Revolving Credit Facility that bear interest at LIBOR in effect at such time, which fees shall be paid quarterly in arrears. In addition, an issuing fee on the face amount of each Letter of Credit equal to a percentage per annum (the "Issuing Fee Percentage”) set forth in Annex I to the Fee Letter shall be payable to the Issuing Bank for its own account, which fee shall also be payable quarterly in arrears.

The Lead Arrangers and the Administrative Agent shall receive such other fees as shall have been separately agreed with the Borrower in the fee letter between them.

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CONFIDENTIAL	EXHIBIT G

RPP SENIOR CREDIT FACILITIES
SUMMARY OF TERMS AND CONDITIONS1

Borrower:	Regional Programming Partners (“RPP” or the “Borrower”).

Joint Lead Arrangers and Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Banc of America Securities LLC (in such capacity, the “Lead Arrangers”).

Syndication Agents and Documentation Agents:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and/or Banc of America Securities LLC.

Administrative Agent:	Merrill Lynch Capital Corporation, Bear Stearns Corporate Lending Inc. or Bank of America, N.A. (in such capacity, the “Administrative Agent”).

Lenders:	Merrill Lynch Capital Corporation (or one of its affiliates), Bear Stearns Corporate Lending Inc. (or one of its affiliates), Bank of America, N.A. (or one of its affiliates) and a syndicate of financial institutions (collectively, the “Lenders”) arranged by the Lead Arrangers in accordance with the provisions set forth in Section 2 of the Commitment Letter.

Senior Credit Facilities:	Senior secured credit facilities (the “RPP Senior Credit Facilities”) in an aggregate principal amount of $950.0 million, such RPP Senior Credit Facilities consisting of the following:

(A) Term Loan B Facility. Term loan B facility in an aggregate principal amount of $900.0 million (the “Term Loan B Facility”). Loans made under the Term Loan B Facility are herein referred to as “Term Loans”).

(B) Revolving Credit Facility. A revolving credit facility in an aggregate principal amount of $50.0 million (the “Revolving Credit Facility”). Loans made under the Revolving Credit Facility are herein referred to as “Revolving Loans”; the Term Loans and Revolving Loans are herein referred to collectively as “Loans”. An amount to be agreed of the Revolving Credit Facility will be available as a letter of credit subfacility and as a swing line subfacility, in each case on customary terms.

Documentation:	The documentation for the RPP Senior Credit Facilities will include, among others, a credit agreement (the “Credit Agreement”), guarantees and appropriate pledge, security

[1]	Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Commitment Letter (the “Commitment Letter”).

interest and other collateral documents (collectively, the “Credit Documents”). The Borrower and the Guarantors (as defined below under the section entitled “Guarantors”) are herein referred to as the “Loan Parties” and individually as a “Loan Party”.

The Credit Documents will contain the terms and conditions set forth in this Commitment Letter and such other terms as the Borrower and the Lead Arrangers shall agree, it being understood that there shall not be any conditions to the Closing Date other than as set forth herein, in the Commitment Letter and Exhibit I thereto. It is the intention of the parties that the representations and warranties, covenants, events of default and other customary provisions (including definitions related to such provisions) contained in the Credit Documents shall, taking into account the financings related to the Merger and the other Transactions and the credit profile of the Borrower after giving effect thereto, be customary for facilities similar to the RPP Senior Credit Facilities.

Closing Date:	The date of the consummation of the Merger (the “Closing Date”).

Use of Proceeds:	The proceeds of the Term Loan B Facility will be used (a) to finance in part the Transactions and (b) to pay related fees and expenses in connection with the foregoing, subject to the terms and conditions set forth in the Credit Documents.

The Revolving Credit Facility will also be used after the Closing Date for working capital and general corporate purposes of the Borrower and its subsidiaries, subject to the terms and conditions set forth in the Credit Documents.

Availability:	Term Loan B Facility.
The full amount of the Term Loan B Facility will be available on the Closing Date in one drawing.

Any and all advances made under the Term Loan B Facility that are repaid or prepaid may not be reborrowed.

Revolving Credit Facility.

The Revolving Credit Facility will be available on a fully revolving basis, subject to the terms and conditions set forth in the Credit Documents, in the form of revolving advances, swing line advances and letters of credit issued on and after the Closing Date until the date that is five years after the Closing Date (the “R/C Termination Date”); provided, however, that (subject to the limitations set forth above) no amount may be drawn on the

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Closing Date.

Guarantors:	The direct parent of the Borrower and each of the Borrower’s direct and indirect wholly-owned domestic “Restricted Subsidiaries” existing on the date hereof or thereafter created or acquired, shall unconditionally guarantee, on a joint and several basis, all obligations of the Borrower under the RPP Senior Credit Facilities, other than (a) any immaterial or inactive subsidiaries and (b) any other subsidiary if the entering into such a guarantee would cause it to breach any law, regulations (including sports league constituent documents and regulations) or agreement applicable to it or to which it is a party. Each guarantor of any of the RPP Senior Credit Facilities is herein referred to as a “Guarantor” and its guarantee is referred to herein as a “Guarantee.”

Security:	The RPP Senior Credit Facilities and the obligations of the Borrower under each interest rate protection agreement entered into with a Lender or any affiliate of a Lender will be secured by the following property (collectively, the “Collateral”):

(A) a perfected security interest in all of the capital stock (or other membership interests) of each of the direct subsidiaries of the Borrower and the Guarantors existing on the Closing Date or thereafter created or acquired, limited to, in the case of non-domestic subsidiaries, 65% of the shares of any direct, “first tier” non-domestic subsidiaries of the Borrower and the Guarantors. Notwithstanding the foregoing, the RPP Senior Credit Facilities shall not be secured by (a) ownership interests in subsidiaries that cannot be pledged without the consent of one or more third parties or governmental entities, (b) interests in subsidiaries the pledge of which would be prohibited by contract, license, permit, applicable law or regulation (and not overridden by the UCC or other applicable law) and (c) other exceptions to be agreed (collectively, the “Pledged Equity Collateral”); and

(B) a perfected lien on, and security interest in, all of the tangible and intangible properties and assets (including all equipment, inventory, contract rights, real property interests, trademarks, trade names and other intellectual property and proceeds of the foregoing) of each Loan Party (collectively, other than the Pledged Equity Collateral, the “Other Pledged Collateral”), except in each case for those properties and assets (a) as to which the Lead Arrangers shall determine in their reasonable discretion that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby, (b) that cannot be pledged without the consent of one or more third parties or governmental entities, (c) that are subject to any restrictions and limitations relating to granting of any liens under contract, license, permit, applicable law or regulation (and not overridden by the UCC or other applicable law) or (d) that are

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subject to any restrictions and limitations relating to granting of any liens that are set forth in any agreements to which RPP is a party as in effect as of the date of the Commitment Letter.

All such security interests will be created pursuant to documentation customary for facilities similar to the RPP Senior Credit Facilities and reasonably satisfactory in all respects to the Lead Arrangers and the Borrower. On the Closing Date, such security interests shall have become perfected (or arrangements for the perfection thereof reasonably satisfactory to the Lead Arrangers shall have been made) and the Lead Arrangers shall have received reasonably satisfactory evidence as to the enforceability, perfection and priority thereof, it being understood that, notwithstanding anything to the contrary in the Commitment Letter or its Exhibits, to the extent that any Collateral (other than the pledge and perfection of security interests (i) in domestic Pledged Equity Collateral and (ii) in other assets with respect to which a lien may be perfected by the filing of a financing statement under the UCC) is not provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the delivery of such collateral shall not constitute a condition precedent to the availability of the RPP Senior Credit Facilities on the Closing Date and the parties to the Commitment Letter acting reasonably shall negotiate arrangements for the delivery of such collateral within a reasonably satisfactory period following the Closing Date.

Termination of Commitments:	The commitment in respect of all the RPP Senior Credit Facilities will automatically and permanently terminate in its entirety on the Final Termination Date, if the Term Loan B Facility is not drawn down on or prior to such date, or sooner if such commitment is terminated in accordance with the Commitment Letter.

Final Maturity:	(A) Term Loan B Facility. The Term Loan B Facility will mature on the date that occurs seven years after the Closing Date.

(B) Revolving Credit Facility. The Revolving Credit Facility will mature on the R/C Termination Date.

Amortization Schedule:	The Term Loan B Facility will amortize at a rate to be determined, with the balance paid on the Term Loan B Maturity Date.

Letters of Credit:	Letters of credit under the Revolving Credit Facility (“Letters of Credit”) will be issued by a Lender or Lenders to be agreed by the Lead Arrangers and the Borrower (in such capacity, each an “Issuing Bank”). The issuance of all Letters of Credit shall be subject to the customary documentation requirements,

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procedures and fees of the Issuing Bank(s).

Interest Rates and Fees:	Interest rates and fees in connection with the RPP Senior Credit Facilities will be as specified on Annex I attached hereto.

Default Rate:	Overdue principal, interest and other amounts under the Credit Documents shall bear interest at a rate per annum equal to a certain percentage (the “Default Rate Percentage”) set forth in Annex I to the Fee Letter in excess of the otherwise applicable interest rate (including applicable margin).

Voluntary Prepayments/Reductions in Commitments:	(A) Term Loan B Facility. Advances under the Term Loan B Facility may be prepaid at any time in whole or in part at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR borrowings, breakage costs related to prepayments not made on the last day of the relevant interest period).

Voluntary prepayments of the Term Loan B Facility shall be applied pro rata to the remaining scheduled amortization payments in respect thereof.

(B) Revolving Credit Facility. The unutilized portion of the commitments under the Revolving Credit Facility may be reduced and advances under the Revolving Credit Facility may be repaid at any time, in each case, at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR advances, breakage costs related to prepayments not made on the last day of the relevant interest period).

Mandatory Prepayments:	An amount equal to:

(A) 100% of the net cash proceeds (including condemnation and insurance proceeds) of asset sales and other asset dispositions by RPP’s direct parent entity, RPP or any of its restricted subsidiaries (including, without limitation, insurance proceeds and subject to customary baskets, exceptions and reinvestment rights to be agreed upon), and

(B) 100% of the net cash proceeds of the issuance or incurrence of debt by RPP’s direct parent entity, RPP or any of its restricted subsidiaries (subject to customary baskets and exceptions to be agreed upon).

With respect to net cash proceeds of the disposition of assets by any restricted subsidiary of RPP or net cash proceeds of any issuance or incurrence of debt by any restricted subsidiary of RPP in each case that would otherwise be required to be applied as provided above will be applied as set forth above if and only to the extent that (x) such subsidiary is not required to repay its

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indebtedness (other than intercompany indebtedness) with such net cash proceeds, (y) there are no contractual or legal restrictions on the ability of RPP to access such net cash proceeds and (z) no parent of RPP, and neither RPP nor any of its restricted subsidiaries is required under its existing indebtedness (other than intercompany indebtedness) as in effect of the date of the Commitment Letter to repay such indebtedness with such net cash proceeds.

Mandatory prepayments will be applied to the Term Loan B Facility. Any application to the Term Loan B Facility shall be applied pro rata to the remaining scheduled amortization payments. To the extent that the amount to be applied to the prepayment of Term Loans exceeds the aggregate amount of Term Loans then outstanding, such excess shall be applied to the Revolving Facility to permanently reduce the commitments thereunder; provided, however, that if at the time of such application the aggregate commitments under the Revolving Credit Facility are equal to or less than $10 million (“Threshold”), then such excess shall not be required to permanently reduce the commitments under the Revolving Credit Facility, and in no event shall such excess permanently reduce the commitments under the Revolving Credit Facility below the Threshold.

Advances under the Revolving Credit Facility will be immediately prepaid to the extent that the aggregate extensions of credit under the Revolving Credit Facility exceed the commitments then in effect under the Revolving Credit Facility.

Conditions to Effectiveness and to Initial Advances:	The effectiveness of the Credit Agreement and the making of the initial Loans under the RPP Senior Credit Facilities shall be subject to the conditions precedent set forth in Exhibit I to the Commitment Letter.

Conditions to All Extensions of Credit:	Each extension of credit under the RPP Senior Credit Facilities will be subject to (A) the absence of any Default or Event of Default (to be defined), (B) the continued accuracy of representations and warranties in all material respects (which materiality exception will not apply to representations and warranties to the extent already qualified by materiality standards) and (C) delivery of a notice of borrowing.

Representations and Warranties:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the RPP Senior Credit Facilities.

Affirmative Covenants:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the RPP Senior Credit Facilities.

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Negative Covenants:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the RPP Senior Credit Facilities (all such covenants to be subject to customary baskets and exceptions and such others to be agreed upon), but in any event including: limitation on indebtedness and contingent obligations (which shall permit the incurrence of indebtedness (including additional secured indebtedness up to an amount to be agreed), so long as there is no default or event of default and the Borrower is in pro forma compliance with a leverage or interest coverage ratio to be agreed); limitation on liens and further negative pledges; limitation on investments; limitation on dividends, redemptions and repurchases of equity interests and other distributions (with exceptions to include, so long as no default has occurred and is continuing or would result therefrom and so long as the total leverage ratio (to be defined) of Topco on a consolidated basis is less than 8.25 to 1.00, to make the Minimum Distribution (as defined in the CSC Senior Credit Facilities Term Sheet)); limitation on mergers, acquisitions and asset sales; limitation on issuance, sale and other disposition of subsidiary stock; limitation on sale-leaseback transactions; limitation on transactions with affiliates; limitation on dividend and other payment restrictions affecting subsidiaries; limitation on changes in business conducted; limitation on amendment of documents relating to other material indebtedness and other material documents; and limitation on prepayment or repurchase of subordinated indebtedness.

Financial Covenants:	With respect to the Revolving Credit Facility only, financial maintenance covenants appropriate in the context of the proposed transaction, and customary for facilities similar to the RPP Senior Credit Facilities, consisting of (definitions and numerical calculations to be set forth in the Credit Agreement): (a) total leverage ratio; (b) interest coverage ratio; and (c) senior secured leverage ratio; with covenant levels to be mutually agreed.

Events of Default:	Subject to the provisions set forth under “Documentation” above, customary for facilities similar to the RPP Senior Credit Facilities, but in any event including: breach of representation or warranty; nonpayment of principal, interest, fees or other amounts; breach of covenants; change of control; bankruptcy, insolvency proceedings, etc.; judgment defaults; ERISA defaults; cross-defaults to other indebtedness (provided that failure to comply with financial maintenance covenants in the Revolving Credit Facility shall not trigger a cross default to the Term Loan B Facility); and actual or asserted invalidity of loan documentation.

Yield Protection and Increased Costs; and Replacement of Lenders:	Customary for facilities similar to the RPP Senior Credit Facilities, including protective provisions for such matters as defaulting banks, capital adequacy, increased costs, reserves, funding losses, breakage costs, illegality and withholding taxes.

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Subject to customary conditions (including that no default shall have occurred and be continuing), the Borrower shall have the right to replace any Lender that (a) charges an amount with respect to contingencies described in the immediately preceding paragraph or (b) refuses to consent to certain amendments or waivers of the RPP Senior Credit Facilities which expressly require the consent of such Lender and which have been approved by the Required Lenders (or, in certain circumstances applicable to a particular tranche, a majority of the applicable tranche of Lenders).

Assignments and Participations:	Each assignment (unless to another Lender or its affiliates) shall be in a minimum amount of $1.0 million for the Term Loan B Facility and $5.0 million for the Revolving Credit Facility (unless the Borrower and the Lead Arrangers otherwise consent or unless the assigning Lender’s exposure is thereby reduced to zero). Assignments (which may be non-pro rata among the RPP Senior Credit Facilities) shall be permitted with the Borrower’s and the Lead Arrangers’ consent (such consents not to be unreasonably withheld, delayed or conditioned), except that no such consent of the Borrower need be obtained to effect (a) an assignment to any Lender (or its affiliates) or (b) an assignment if any event of default has occurred and is continuing. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations.

Required Lenders:	Lenders having a majority of the outstanding credit exposure under the RPP Senior Credit Facilities (the “Required Lenders”), subject to amendments or waivers of certain provisions of the Credit Documents requiring the consent of each affected Lender (or all Lenders) or Lenders having a majority of the outstanding credit exposure under each affected RPP Senior Credit Facility (including a requirement for a majority of the Lenders under the Revolving Credit Facility to approve waivers or amendments affecting the conditions to additional advances under the Revolving Credit Facility).

Expenses and Indemnification:	All reasonable out-of-pocket expenses of the Lead Arrangers and the Administrative Agent (and of all Lenders in the case of enforcement costs and documentary taxes) associated with the negotiation, preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any Credit Document (including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole and, if necessary, one local counsel in any jurisdiction (and of additional counsel if an actual or perceived conflict of interest exists)) are to be paid by the Loan Parties.

The Loan Parties will jointly and severally indemnify each of the Lead Arrangers, the Administrative Agent and the Lenders and

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hold them harmless from and against all costs, expenses (including fees, disbursements and other charges of counsel) and all liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Lead Arrangers, the Administrative Agent or any such Lender is a party thereto) that relate to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person’s bad faith, gross negligence or willful misconduct.

Governing Law and Forum:	New York.

Waiver of Jury Trial:	All parties to the Credit Documents waive the right to trial by jury.

Special Counsel for Lead Arrangers:	Shearman & Sterling LLP (including local counsel as selected by the Lead Arrangers).

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ANNEX I

Interest Rates and Fees:	The Borrower will be entitled to make borrowings based on the ABR plus the Applicable Margin or LIBOR plus the Applicable Margin. The Loans under the RPP Senior Credit Facilities will bear interest, at the option of the Borrower, at (a) ABR plus the Applicable Margin or (b) LIBOR plus the Applicable Margin.

The “Applicable Margin” with respect to the Revolving Credit Facility will be (a) prior to the Trigger Date (as defined below), a percentage per annum set forth in Annex I to the Fee Letter and (b) on and after the Trigger Date, determined pursuant to a grid to be determined which will be based on the Total Leverage Ratio (to be defined).

The “Applicable Margin” with respect to the Term Loan B Facility will be a percentage per annum set forth in Annex I to the Fee Letter.

“Trigger Date” means the first date after the Closing Date on which the Borrower delivers financial statements and a computation of the Total Leverage Ratio (to be defined) for the first fiscal quarter ended at least three months after the Closing Date in accordance with the Credit Agreement.

Unless consented to by the Lead Arrangers in their sole discretion, no LIBOR Loans may be elected on the Closing Date and thereafter all LIBOR Loans will have a 30 day interest period ending on the same date approximately 30 days after the Closing Date (unless the completion of the primary syndication of the RPP Senior Credit Facilities as determined by the Lead Arrangers shall have occurred).

“ABR” means the higher of (a) the prime rate of interest announced or established by the Lender acting as the Administrative Agent from time to time, changing effective on the date of announcement or establishment of said prime rate changes and (b) the Federal Funds Rate plus 0.50% per annum. The prime rate is not necessarily the lowest rate charged by the Lender acting as the Administrative Agent to its customers.

“LIBOR” means the rate published by such source to be agreed upon or, if not available, determined by the Administrative Agent to be available to the Lenders in the London interbank market for deposits in US Dollars in the amount of, and for a maturity corresponding to, the amount of the applicable LIBOR advance, as adjusted for maximum statutory reserves.

The Borrower may select interest periods of one, two, three or six months and, if available to all Lenders, nine or twelve months, for LIBOR borrowings. Interest will be payable in arrears (a) in the case of ABR advances, at the end of each quarter and (b) in the case of LIBOR advances, at the end of each interest period and, in the case of any interest period longer than three months, no less frequently than every three months. Interest on all borrowings shall be calculated on the basis of the actual number of days elapsed over (a) in the case of LIBOR Loans, a 360-day year and (b) in the case of ABR Loans, a 365-or 366-day year, as the case may be.

Commitment fees accrue on the undrawn amount of the Revolving Credit Facility, commencing on the Closing Date. The commitment fee in respect of the Revolving Credit Facility will be a percentage per annum (the “Unutilized Commitment Fee Percentage”) set forth in Annex I to the Fee Letter.

All commitment fees will be payable in arrears at the end of each quarter and upon any termination of any commitment, in each case for the actual number of days elapsed over a 360-day year.

Letter of Credit fees will be payable for the account of the Revolving Credit Facility Lenders on the daily average undrawn face amount of each Letter of Credit at a rate per annum equal to the Applicable Margin for Loans under the Revolving Credit Facility that bear interest at LIBOR in effect at such time, which fees shall be paid quarterly in arrears. In addition, an issuing fee on the face amount of each Letter of Credit equal to a percentage per annum (the "Issuing Fee Percentage”) set forth in Annex I to the Fee Letter shall be payable to the Issuing Bank for its own account, which fee shall also be payable quarterly in arrears.

The Lead Arrangers and the Administrative Agent shall receive such other fees as shall have been separately agreed with the Borrower in the fee letter between them.

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CONFIDENTIAL	EXHIBIT H

SUPER HOLDCO SENIOR PIK INTERIM LOAN
SUMMARY OF TERMS AND CONDITIONS1

Borrower:	A newly formed direct, wholly-owned subsidiary of Central Park (the “Borrower” or “Super Holdco”).

Joint Lead Arrangers and Joint Bookrunners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Banc of America Securities LLC (in such capacity, the “Lead Arrangers”).

Syndication Agents and Documentation Agents:	Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and/or Banc of America Securities LLC.

Administrative Agent:	Merrill Lynch Capital Corporation, Bear Stearns Corporate Lending Inc. or Banc of America Bridge LLC (in such capacity, the “Administrative Agent”).

Lenders:	Merrill Lynch Capital Corporation (or one of its affiliates), Bear Stearns Corporate Lending Inc. (or one of its affiliates), Banc of America Bridge LLC (or one of its affiliates) and a syndicate of financial institutions (collectively, the “Lenders”) arranged by the Lead Arrangers in accordance with the provisions set forth in Section 2 of the Commitment Letter.

Interim Loan:	Senior PIK toggle interim loan (the “Super Holdco Senior PIK Interim Loan”) in a principal amount of $1.75 billion.

Documentation:	The documentation for the Super Holdco Senior PIK Interim Loan will include an interim loan agreement (the “Super Holdco Senior PIK Interim Loan Agreement”) and other appropriate documents (collectively, the “Super Holdco Senior PIK Interim Loan Documents”).

The Super Holdco Senior PIK Interim Loan Documents will contain the terms and conditions set forth in this Commitment Letter and such other terms as the Borrower and the Lead Arrangers shall agree, it being understood that there shall not be any conditions to the Closing Date other than as set forth herein, in the Commitment Letter and Exhibit I thereto. It is the intention of the parties that the representations and warranties, covenants, events of default and other customary provisions (including definitions related to such provisions) contained in the Super Holdco Senior PIK Interim Loan Documents shall, except as

[1]	Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Commitment Letter (the “Commitment Letter”).

otherwise noted herein, and taking into account the financings related to the Merger and the other Transactions and the credit profile of the Borrower after giving effect thereto, be substantially based upon such corresponding terms contained in the documentation for the CSC Senior Credit Facilities (it being understood that such adjustments shall be made as are customary in the context of an interim loan).

Use of Proceeds:	To finance in part the Transactions and to pay related fees and expenses in connection with the foregoing, subject to the terms and conditions set forth in the Super Holdco Senior PIK Interim Loan Documents.

Closing Date:	The date of consummation of the Merger (the “Closing Date”).

Availability:	On the Closing Date in one drawing.

Security:	None (including in respect of the Super Holdco Senior PIK Rollover Securities and Super Holdco Senior PIK Rollover Loans).

Ranking:	The Super Holdco Senior PIK Interim Loan (and the Super Holdco Senior PIK Rollover Securities and Super Holdco Senior PIK Rollover Loans) will be a senior obligation of the Borrower ranking pari passu with all unsubordinated indebtedness of the Borrower and senior to all subordinated indebtedness of the Borrower.

Termination of Commitment:	The commitment in respect of the Super Holdco Senior PIK Interim Loan will automatically and permanently terminate in its entirety on the Final Termination Date, if not drawn down on or prior to such date, or sooner if such commitment is terminated in accordance with the Commitment Letter. In addition, the commitment in respect of the Super Holdco Senior PIK Interim Loan will automatically and permanently terminate in its entirety on the date of the consummation of the Merger to the extent not drawn down on such date.

Maturity:	The Super Holdco Senior PIK Interim Loan will mature on the date (the “Initial Maturity Date”) that is twelve months after the initial funding date (the “Funding”).

Upon the satisfaction of the terms and conditions described under “Exchange Feature; Rollover Securities and Rollover Loans,” the Super Holdco Senior PIK Interim Loan will be exchanged for, at the option of each Lender, either (A) unsecured senior debt securities (“Super Holdco Senior PIK Rollover Securities”), evidenced by an indenture in the form attached to the Super Holdco Senior PIK Interim Loan Agreement and maturing on the date that occurs nine years after the Initial Maturity Date or (B) unsecured senior loans maturing on the date that occurs nine years after the Initial Maturity Date (the “Super Holdco Senior PIK Rollover Loans”), evidenced by the Super Holdco Senior PIK Interim Loan Agreement.

Interest Rate:	(A) Super Holdco Senior PIK Interim Loan. The Super Holdco Senior PIK Interim Loan will bear interest at a rate per annum equal to the greater (as determined on the Closing Date and each three-month period thereafter) of (i) three-month LIBOR and (ii) a certain percentage (the "Interim Floor Percentage”) set forth in Annex II to the Fee Letter, in each case plus the Spread (defined below). The “Spread” will initially be, with respect to clause (i) above, a certain number of basis points (the “Interim Initial Basis Points”) set forth in Annex II to the Fee Letter; and with respect to clause (ii) above, a certain number of basis points (the “Interim Floor Basis Points”) set forth in Annex II to the Fee Letter. If the Super Holdco Senior PIK Interim Loan is not repaid in full within six months following the Closing Date, each Spread will increase by an additional number of basis points (the "Additional Basis Points”) set forth in Annex II to the Fee Letter at the end of such six-month period and shall increase by an additional number of basis points equal to the Additional Basis Points at the end of each three-month period thereafter. LIBOR will be adjusted for maximum statutory reserve requirements (if any).

At any time subsequent to the Closing Date, with respect to an interest period (the “Toggle Term”), the Borrower may, in its sole discretion, elect to pay interest on 50% or 100% of the principal amount of the outstanding Super Holdco Senior PIK Interim Loan by adding such interest to such principal amount (any such election, a “PIK Election”) for the Toggle Term. Upon each PIK Election, the Applicable Interest Rate shall increase by an additional 0.75% per annum during such Toggle Term.

The Borrower may make a PIK Election with respect to each such interest period by providing at least 5 business days’ notice to the Administrative Agent prior to the date on which such interest period commences. If a PIK Election is not made by the Borrower in a timely fashion or at all with respect to an interest period, the Borrower shall pay all such interest in cash. The Administrative Agent shall provide written notice of the Borrower’s election to all Lenders.

Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed a certain percentage per annum (the “Interest Rate Cap”) set forth in Annex II to the Fee Letter (exclusive of any additional interest payable due to an event of default).

(B) Super Holdco Senior PIK Rollover Securities and Super Holdco Senior PIK Rollover Loans. The Super Holdco Senior PIK Rollover Securities and the Super Holdco Senior PIK Rollover Loans will bear interest at a rate per annum equal to the greater (as determined on the Initial Maturity Date and each three-month period thereafter) of (i) three-month LIBOR plus a certain number of basis points (the “Rollover Basis Points”) set forth in Annex II to the Fee Letter and (ii) the Initial Rate (defined below), in each case plus the Exchange Spread (as defined below). The “Initial Rate” shall be equal to the interest rate applicable to the Super Holdco Senior PIK Interim Loan and in effect on the Initial Maturity Date. “Exchange Spread” shall mean the Additional Basis Points. LIBOR will be adjusted for maximum statutory reserve requirements (if any). At any time after the date that is six months following the Initial Maturity Date, any holder of Super Holdco Senior PIK Rollover Securities or Super Holdco Senior PIK Rollover Loans may elect, at its sole option, to fix the interest rate per annum on its Super Holdco Senior PIK Rollover Securities or Super Holdco Senior PIK Rollover Loans at the then effective rate of interest per annum.

At any time subsequent to the Closing Date, with respect to an interest period prior to the four year anniversary of the Initial Maturity Date (the "Rollover Toggle Term”), the Borrower may, in its sole discretion, elect to pay interest on either 50% or 100% of the principal amount of the outstanding Super Holdco Senior PIK Rollover Loans and Super Holdco Senior PIK Rollover Securities by adding such interest to such principal amount (any such election, a “Rollover PIK Election”) for the Rollover Toggle Term. Upon each Rollover PIK Election, the Rollover Applicable Rate shall increase by an additional 0.75% per annum during such Rollover Toggle Term.

The Borrower may make a Rollover PIK Election with respect to each such interest period by providing at least 5 business days’ notice to the Administrative Agent prior to the date on which such interest period commences. If a Rollover PIK Election is not made by the Borrower in a timely fashion or at all with respect to an interest period, the Borrower shall pay all such interest in cash. The Administrative Agent shall provide written notice of the

Borrower’s election to all Lenders.

Notwithstanding the foregoing, the interest rate in effect at any time shall not exceed the Interest Rate Cap (exclusive of any additional interest payable due to an event of default).

Default Rate:	Overdue principal, interest and other amounts under the Super Holdco Senior PIK Interim Loan Documents shall bear interest at a rate per annum equal to a certain percentage (the “Default Rate Percentage”) set forth in Annex II to the Fee Letter in excess of the otherwise applicable interest rate (including applicable margin).

Interest Payment Dates:	(A) Super Holdco Senior PIK Interim Loan. Quarterly, in arrears.

(B) Super Holdco Senior PIK Rollover Securities and Super Holdco Senior PIK Rollover Loans. Semi-annually, in arrears.

Voluntary Prepayment:	The Super Holdco Senior PIK Interim Loan may be prepaid at any time in whole or in part at the option of the Borrower, in a minimum principal amount and in multiples to be agreed upon, together with accrued interest to the date of prepayment, but without premium or penalty (except breakage costs related to prepayments not made on the last day of the relevant interest period).

Mandatory Prepayment:	Subject to paragraphs (i), (ii) and (iii) below,

(A) 100% of the net cash proceeds of asset sales and other asset dispositions (including, without limitation, insurance proceeds) by Super Holdco or any of its restricted subsidiaries (subject to exceptions, baskets and reinvestment rights to be agreed),

(B) 100% of the net cash proceeds of the issuance or incurrence of debt by Super Holdco or any of its restricted subsidiaries (subject to exceptions and baskets to be agreed) and

(C) 100% of the net cash proceeds from any issuance of equity securities of Super Holdco or any parent entity (whether direct or indirect, existing or future) of Super Holdco in any public offering or private placement or from any capital contribution, in each case shall be applied as follows: first, to the Super Holdco Interim Loan (ratably to the Super Holdco Senior Interim Loan and the Super Holdco Senior PIK Interim

Loan) and then to the Intermediate Holdco Interim Loan; and second, to the CSC Senior Credit Facilities.

(i) The net cash proceeds of the Super Holdco Senior Notes and the Super Holdco Take-out Securities shall be applied (ratably with the Super Holdco Senior Interim Loan) to reduce to zero the commitments in respect of, or, if after the Closing Date, to reduce to zero the funded amount of the Super Holdco Senior PIK Interim Loan.

(ii) With respect to net cash proceeds of the disposition of assets by any restricted subsidiary of Super Holdco or net cash proceeds of any issuance or incurrence of debt by any restricted subsidiary of Super Holdco, in each case that would otherwise be required to be applied as provided above will be applied as set forth above if and only to the extent that no restricted subsidiary of Super Holdco is required to repay its indebtedness (other than intercompany indebtedness) as in effect as of the date of the Commitment Letter with such net cash proceeds and there are no contractual or legal restrictions on the ability of Super Holdco to access such net cash proceeds.

(iii) With respect to the net cash proceeds of the type described in clause (C) above in this section “Mandatory Prepayments”, any such net cash proceeds shall be applied as set forth above to the extent such proceeds are not required to be applied by such parent to repay its indebtedness (other than intercompany indebtedness).

In addition, upon the occurrence of a Change of Control (to be defined), the Borrower will be required to offer to prepay the entire aggregate principal amount of the Super Holdco Senior PIK Interim Loan (or the Super Holdco Senior PIK Rollover Securities and Super Holdco Senior PIK Rollover Loans) in cash at par or, in the case of Super Holdco Senior PIK Rollover Securities upon which the interest rate has been fixed, with a prepayment premium of 1.0% of the principal amount thereof.

Each such prepayment shall be made together with accrued interest to the date of prepayment, but, except as noted above, without premium or penalty (except breakage costs related to prepayments not made on the last day of the relevant interest period).

Exchange Feature; Rollover Securities and Rollover Loans:	On the Initial Maturity Date, so long as no event of default has occurred and is continuing under the Super Holdco Senior PIK Interim Loan Documents and all applicable fees have been paid in full, each Lender shall have its interest in the Super Holdco Senior PIK Interim Loan exchanged for

Super Holdco Senior PIK Rollover Loans. At any time on or after the Initial Maturity Date, any Lender may exchange all or any portion of its Super Holdco Senior PIK Rollover Loans for Super Holdco Senior PIK Rollover Securities, it being understood and agreed that upon any such exchange occurring within six months after the Initial Maturity Date, the Borrower shall be obligated to immediately pay to such holder a duration fee equal to 0.50% of the principal amount so exchanged. The Super Holdco Senior PIK Rollover Securities and the Super Holdco Senior PIK Rollover Loans will be (A) mandatorily redeemable or prepayable, as the case may be, under the same circumstances as the Super Holdco Senior PIK Interim Loan, except that, in lieu of mandatory redemptions or prepayments, the Borrower shall be required to make mandatory offers to purchase or prepay such Super Holdco Senior PIK Rollover Securities or Super Holdco Senior PIK Rollover Loans and (B) optionally redeemable or prepayable, as the case may be, without premium or penalty or, if the holder has elected to fix the interest rate thereon, at declining premiums on terms customary for high-yield debt securities, including (subject to the next paragraph) four year no-call provisions; provided that on or before the third anniversary of the Closing Date, up to 35% of the aggregate principal amount of the Super Holdco Senior PIK Rollover Loans and the Super Holdco Senior PIK Rollover Securities will be optionally redeemable or prepayable, as the case may be, with the net cash proceeds of one or more Equity Offerings (to be defined), at par plus accrued interest plus a premium equal to the coupon in effect on the date on which the interest rate was fixed. In the case of any Super Holdco Senior PIK Rollover Securities and Super Holdco Senior PIK Rollover Loans that have a variable rate, any optional redemption or prepayment thereof shall be made pro rata between such Super Holdco Senior PIK Rollover Securities and such Super Holdco Senior PIK Rollover Loans. All mandatory offers to purchase or prepay shall be made pro rata between the Super Holdco Senior PIK Rollover Securities and the Super Holdco Senior PIK Rollover Loans.

Notwithstanding anything herein to the contrary, the Borrower shall be permitted to prepay Super Holdco Senior PIK Rollover Securities at any time on or prior to the date that is six months following the Initial Maturity Date, so long as such prepayment is accompanied by a prepayment premium of 2.0% of the principal amount so prepaid.

The Super Holdco Senior PIK Rollover Securities will be evidenced by an indenture in form suitable for qualification under the Trust Indenture Act and will otherwise contain covenants and other provisions customary for high yield debt securities similar to the Super Holdco Senior PIK Rollover Securities (it being the intention of the parties that such covenants and customary provisions shall, taking into account the financings related to the Merger and the other Transactions and the credit profile of the Borrower after giving effect thereto, be substantially based upon high yield debt securities issued by CSC). The Super Holdco Senior PIK Rollover Loans will be evidenced by the Super Holdco Senior PIK Interim Loan Agreement. The holders of the Super Holdco Senior PIK Rollover Securities will be entitled to exchange offer and other registration rights to permit resale without restriction under applicable securities laws on terms no less favorable to the holders than those customarily applicable to an offering pursuant to Rule 144A (subject to applicable legal restrictions, including SEC staff interpretations).

Conditions to Effectiveness and to Super Holdco Senior PIK Interim Loan:	The effectiveness of the Super Holdco Senior PIK Interim Loan Documents and the making of the Super Holdco Senior PIK Interim Loan shall be subject to the conditions precedent set forth in Exhibit I to the Commitment Letter.

Representations and Warranties:	Customary for facilities similar to the Super Holdco Senior PIK Interim Loan and no more restrictive than those for the CSC Senior Credit Facilities (it being understood that representations and warranties shall also apply to Super Holdco).

Affirmative Covenants:	Customary for facilities similar to the Super Holdco Senior PIK Interim Loan (including a covenant to refinance the Super Holdco Senior PIK Interim Loan with Super Holdco Senior Notes or Super Holdco Take-out Securities as soon as reasonably possible) and no more restrictive than those for the CSC Senior Credit Facilities (it being understood that affirmative covenants shall also apply to Super Holdco).

Upon the issuance of the Super Holdco Senior PIK Rollover Securities and the Super Holdco Senior PIK Rollover Loans, the affirmative covenants shall, subject to the provisions set forth in the first sentence of the second paragraph of “Exchange Feature; Rollover Securities and Rollover Loans” above, conform to affirmative covenants customary in an indenture for high yield debt securities issued by CSC.

Take-out Covenant:	The Super Holdco Senior PIK Interim Loan Agreement will contain provisions pursuant to which the Borrower shall undertake to refinance in full the Super Holdco Senior PIK Interim Loan as promptly as practicable through the issuance of the Super Holdco Take-out Securities or otherwise in accordance with the Engagement Letter.

Negative Covenants:	Customary for facilities similar to the Super Holdco Senior PIK Interim Loan and no more restrictive than those for the CSC Senior Credit Facilities (it being understood that such negative covenants shall also apply to Super Holdco) (subject to baskets and exceptions, where customary and appropriate), including the following: limitation on indebtedness and contingent obligations; limitation on liens and further negative pledges; limitation on investments; limitation on dividends and other distributions (with exceptions to include, so long as no default has occurred and is continuing or would result therefrom and so long as the total leverage ratio (to be defined) of Topco on a consolidated basis is less than 8.25 to 1.00, to make the Minimum Distribution (as defined in the CSC Senior Credit Facilities Term Sheet)); limitation on redemptions and repurchases of equity interests; limitation on mergers, acquisitions and asset sales; limitation on issuance, sale or other disposition of subsidiary stock; limitation on sale-leaseback transactions; limitation on transactions with affiliates; limitation on dividend and other payment restrictions affecting subsidiaries; limitation on changes in business conducted; limitation on amendment of documents relating to other material indebtedness and other material documents; and limitation on prepayment or repurchase of subordinated indebtedness. There shall be no financial maintenance covenants.

Upon the issuance of the Super Holdco Senior PIK Rollover Securities and the Super Holdco Senior PIK Rollover Loans, the negative covenants shall, subject to the provisions set forth in the first sentence of the second paragraph of “Exchange Feature; Rollover Securities and Rollover Loans” above, conform to negative covenants customary in an indenture for high yield debt securities issued by CSC.

Events of Default:	Customary for facilities similar to the Super Holdco Senior PIK Interim Loan and no more restrictive than those for the CSC Senior Credit Facilities (it being understood and agreed that such events of default shall also apply to Super Holdco).

Yield Protection and Increased Costs:	Customary for facilities similar to the Super Holdco Senior PIK Interim Loan.

Assignments and Participations:	Each assignment (unless to another Lender or its affiliates) shall be in a minimum amount of $1.0 million (unless the Borrower and the Lead Arrangers otherwise consent or unless the assigning Lender’s exposure is thereby reduced to zero). Assignments shall be permitted with the Borrower’s and the Lead Arrangers’ consent (such consents not to be unreasonably withheld, delayed or conditioned), except that no such consent of the Borrower need be obtained to effect (a) an assignment to any Lender (or its affiliates) or (b) an assignment if any event of default has occurred and is continuing. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations.

Required Lenders:	Lenders having a majority of the outstanding credit exposure (the “Required Lenders”), subject to amendments of certain provisions of the Super Holdco Senior PIK Interim Loan Documents requiring the consent of Lenders having a greater share (or all) of the outstanding credit exposure.

Expenses and Indemnification:	All reasonable out-of-pocket expenses of the Lead Arrangers and the Administrative Agent (and of all Lenders in the case of enforcement costs and documentary taxes) associated with the preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any Super Holdco Senior PIK Interim Loan Document (including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole and, if necessary, one local counsel in any jurisdiction (and of additional counsel if an actual or perceived conflict of interest exists)) are to be paid by the Borrower.

The Borrower will indemnify each of the Lead Arrangers, the Administrative Agent and the Lenders and hold them harmless from and against all costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Lead Arrangers, the Administrative Agent or any such Lender is a party thereto) that relates to the Transactions or any transactions related thereto, except to the extent finally determined by a court of competent jurisdiction to have resulted from such person’s bad faith, gross negligence or willful misconduct.

Governing Law and Forum:	New York.

Waiver of Jury Trial:	All parties to the Super Holdco Senior PIK Interim Loan Documents waive the right to trial by jury.

Special Counsel for Lead Arrangers:	Shearman & Sterling LLP (and such local counsel as may

be selected by the Lead Arrangers).

CONFIDENTIAL	EXHIBIT I

CREDIT FACILITIES
CONDITIONS PRECEDENT1

Conditions to Effectiveness and to Initial Advances and initial purchases:	The entering into and the effectiveness of the documentation for the Facilities and the making of the initial advances and/or purchases under the Facilities shall be subject to the following conditions precedent:

(A) The execution and delivery of Loan Documents for each Facility reasonably acceptable in form and substance to the Lenders thereunder by each Borrower and the Guarantors party thereto and the receipt by the Lenders of (i) reasonably satisfactory opinions of counsel, corporate resolutions, customary certificates, customary “know-your-client” information, notices of borrowing and other customary documents and (ii) in the case of the Senior Facilities, reasonably satisfactory evidence that the Administrative Agent thereunder (on behalf of the Lenders thereunder) shall have a valid and perfected first priority (subject to certain exceptions set forth in the Commitment Letter and others to be specified in the Credit Documents) security interest in the Collateral (as defined in the CSC Senior Credit Facilities Term Sheet, the RNS Senior Credit Facilities Term Sheet and the RPP Senior Credit Facility Term Sheet, as applicable).

(B) All requisite governmental authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated by the Commitment Letter to the extent required (without the imposition of any materially burdensome condition or qualification in the reasonable judgment of each Lead Arranger) and all such approvals shall be in full force and effect, except for any such approvals and consents the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement); and all applicable waiting periods shall have expired.

(C) The absence of any action, suit, investigation or proceeding pending or, to the knowledge of Topco, Super Holdco, Central Park, Intermediate Holdco, CSC, RPH, RNS, RPP or any of their respective restricted subsidiaries threatened in any court or before any arbitrator or

[1]	Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Commitment Letter (the “Commitment Letter”).

governmental authority (including, without limitation, the absence of any adverse change or development in any litigation reported on the latest Form 10-K filing or in the SEC’s or the Department of Justice’s investigation or any related investigation of Central Park’s accounting practices) that would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement).

(D) Each Lead Arranger and the Lenders shall have received:

(i)(1) audited consolidated financial statements of Central Park and its subsidiaries, of RPH and its subsidiaries, of RNS and its subsidiaries, and of RPP and its subsidiaries, in each case for the three fiscal years (or, solely in the case of RPP and its subsidiaries, two fiscal years) ended most recently prior to the Merger; (2) unaudited consolidated financial statements of Central Park and its subsidiaries, of RPH and its subsidiaries, of RNS and its subsidiaries, and of RPP and its subsidiaries, in each case for any interim quarterly periods that have ended since the most recent of such audited financial statements referred to in clause (1) above, and at least 40 days prior to the Closing Date; and (3) pro forma financial statements of Super Holdco and its subsidiaries, Intermediate Holdco and its subsidiaries, CSC and its subsidiaries, RPH and its subsidiaries, RNS and its subsidiaries, and of RPP and its subsidiaries, in each case after giving effect to the Transactions for the most recently completed fiscal year and the period commencing with the end of the most recently completed fiscal year and ending with the most recently completed fiscal quarter, which in each case with respect to clauses (1), (2) and this clause (3) hereof, shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1; and

(ii) pro forma financial statements delivered pursuant to clause D(i) above, prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed reasonable in light of the then existing conditions, and the chief financial officer of the applicable Borrower and Guarantor shall have provided the Lenders a written certification to that effect.

(E) [Reserved.]

(F) (i) with respect to the Interim Loans, Merger Co, MLPF&S, BSC and BAS shall have executed and delivered the engagement letter (the “Engagement Letter”) dated as of

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the date hereof from MLPF&S, BSC and BAS to Merger Co, the Engagement Letter shall be in full force and effect, and Merger Co shall not be in breach thereof.

(ii) Merger Co, Merrill Lynch, MLPF&S, BSC, BSCL, Bank of America, Banc of America Bridge and BAS shall have executed and delivered the Fee Letter, the Fee Letter shall be in full force and effect, and Merger Co shall not be in breach thereof.

(G) All accrued fees and expenses (including, without limitation, the reasonable fees and expenses of counsel to Lead Arrangers) of each Lead Arranger in connection with the Loan Documents that are payable on the Closing Date shall have been paid.

(H) The delivery of a solvency opinion from a third party appraisal or valuation firm (including the Lead Arrangers on behalf of the Lenders as an addressee or including a reliance letter or provision permitting the Lenders to rely thereon).

(I) (i) Prior to the making of the initial advances and/or purchases under the Facilities,

(1) the Lead Arrangers shall have received evidence reasonably satisfactory to them that Intermediate Holdco, CSC and RNS shall have restricted payment capacities under all applicable outstanding bond indentures sufficient to allow the Intermediate Holdco Dividend Payment, the CSC Dividend Payment and the RNS Dividend Payment, respectively, and

(2) the other Specified Transactions (other than the Merger, the CSC Transactions, the RNS Transactions and the making of the Super Holdco Dividend Payment, Intermediate Holdco Dividend Payment, the RPH Dividend Payment, the RPP Dividend Payment and the RMHI Purchase) shall have been, or shall substantially concurrently be, consummated.

(ii) Simultaneously with the making of the initial advances and/or purchases under the Facilities,

(1) the CSC Transactions and the RNS Transactions shall have been, or shall substantially concurrently be, consummated and the Super Holdco Dividend Payment, the Intermediate Holdco Dividend Payment, the RPH Dividend Payment, the RPP Dividend Payment and the RMHI Purchase shall have been made, and

(2) the Merger shall have been, or shall substantially concurrently be, consummated in accordance with the Merger

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Agreement and any other related documentation, which shall not have been amended in any manner adverse to the lenders except as approved by each Lead Arranger). Each of the parties thereto shall have complied in all material respects with all covenants set forth in the Merger Agreement and any other related documentation to be complied by it on or prior to the Closing Date (without any waiver or amendment of any material term or condition thereof that would be adverse to the Lenders unless approved by each Lead Arranger, which approval shall not be unreasonably withheld or delayed).

(iii) Each of the Facilities (other than the Revolving Credit Facility and the Delayed Draw Term Loan Facility, in each case in respect of the CSC Senior Credit Facilities, the RNS Revolving Credit Facility and the RPP Revolving Credit Facility) shall have been drawn down substantially concurrently (or, in the case of the Super Holdco Interim Loan, the Intermediate Holdco Interim Loan or the RPH Interim Loan, the Super Holdco Senior Notes, the Intermediate Holdco Senior Notes or the RPH Senior Notes, as the case may be, shall have been issued substantially concurrently in lieu of such drawing).

(iv) Each of the Specified Transactions shall have been consummated on terms and conditions and pursuant to documentation reasonably satisfactory to each Lead Arranger (without any waiver or amendment of any material term or condition thereof not approved by each Lead Arranger) (including, in the case of the CSC Refinancing and the RNS Refinancing, pay-off letters and releases of liens).

(J) Each aspect of the Transactions, the financing thereof and the consummation thereof shall be in compliance in all respects with all applicable laws and regulations, except to the extent that the failure to so be in compliance has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement).

(K) After giving effect to the Transactions, none of the Central Park Entities nor any of their respective restricted subsidiaries shall have outstanding any indebtedness for borrowed money or preferred stock or lien or encumbrances on their assets other than the loans and/or purchases made and liens created under the Facilities (or, in the case of the Super Holdco Interim Loan, the Intermediate Holdco Interim Loan or the RPH Interim Loan, the Super Holdco Senior Notes, the Intermediate Holdco Senior Notes or the RPH Senior Notes in lieu thereof), customary permitted liens, indebtedness incurred in the ordinary course of business, and such other debt or preferred stock as is set forth on

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Appendix I to this Exhibit I.

(L) Since January 1, 2007, there shall not have been any state of facts, event, change, effect, development, condition or occurrence (or, with respect to facts, events, changes, effects, developments, conditions, or occurrences existing prior to the date hereof, any worsening thereof) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement).

(M) There shall be insurance coverage for Topco, Super Holdco, Intermediate Holdco, CSC, RPH, RNS, RPP and their respective restricted subsidiaries, in each case of such types, in such amounts and on such terms and conditions as are customarily maintained by entities engaged in the same or similar business.

(N) Each Borrower shall have obtained corporate and corporate family ratings and a debt rating of each of the Facilities and of the Senior Notes from Moody’s Investors Service Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”).

(O) In the case of any of the Interim Loans, the applicable Borrower thereof shall have provided to each Lead Arranger not later than 30 days prior to the Closing Date a substantially complete initial draft of a registration statement or a Rule 144A confidential offering memorandum relating to the issuance of the Senior Notes in respect of such Interim Loan that contains all financial statements and other data that the Securities and Exchange Commission would require in a registered offering of such Senior Notes or that each Lead Arranger otherwise reasonably consider necessary or desirable and is reasonably available for the marketing of such Senior Notes (collectively, the “Required Information”), including, without limitation, (A) audited consolidated financial statements of (x) Central Park and its subsidiaries in the case of the Super Holdco Senior Notes and the Intermediate Holdco Senior Notes and (y) RPH and its subsidiaries in the case of the RPH Senior Notes, in each case for the three fiscal years ended most recently prior to the Merger, (B) unaudited consolidated financial statements of (x) Central Park and its subsidiaries in the case of the Super Holdco Senior Notes and the Intermediate Holdco Senior Notes and (y) RPH and its subsidiaries in the case of the RPH Senior Notes, for any interim quarterly periods that have ended since the most recent of such audited financial statements, and (C) pro forma financial statements as to such Borrower and its subsidiaries after giving effect to the Transactions for the most recently completed fiscal year and

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the period commencing with the end of the most recently completed fiscal year and ending with the most recently completed fiscal quarter, which in each case with respect to the foregoing, shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1.

(P) In the case of any of the Interim Loans, the applicable Borrower thereof shall have cooperated reasonably and in good faith with the marketing effort for the applicable Senior Notes Offering with a view to effecting the issuance of the Senior Notes with respect thereto in lieu of the draw down of such Interim Loan and shall have provided to each Lead Arranger not later than 20 days prior to the Closing Date (such 20 days shall not include any day from and including August 18, 2007 through and including August 31, 2007), a complete printed preliminary offering memorandum or, in the case of a registered offering, a complete printed preliminary prospectus reflecting Securities and Exchange Commission final comment responses usable in a customary high-yield road show relating to the issuance of such Senior Notes and containing all Required Information.

(Q) Since the date of the Commitment Letter, neither Central Park nor any of its restricted subsidiaries shall engage in any business activities or make any material investments in any person or business, other than those businesses engaged or contemplated to be engaged in by, and those investments currently being made or contemplated to be made by, Central Park and/or any of its restricted subsidiaries as of the date of the Commitment Letter, investments in Central Park or any restricted subsidiary thereof, ordinary course investments and other than in connection with the Transactions.

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APPENDIX I
OUTSTANDING INDEBTEDNESS
1.	CSC’s Senior Notes and Senior Debentures:

$500.0 million 8 1/8% Senior Notes due 2009

$500.0 million 7 1/4% Senior Notes due 2008

$500.0 million 7 5/8% Senior Debentures due 2018

$300.0 million 7 7/8% Senior Debentures due 2018

$500.0 million 7 7/8% Senior Notes due 2007

$400.0 million 8 1/8% Senior Debentures due 2009

$1.0 billion 7 5/8% Senior Notes due 2011

$500.0 million 6 3/4% Senior Notes due 2012

2.	$59.429 million of capital leases

3.	Intermediate Holdco’s Senior Notes:

$500.0 million Floating Rate Senior Notes due 2009

$1.0 billion 8% Senior Notes due 2012

4.	RNS’ Senior and Senior Subordinated Notes:

$300.0 million 8.75% Senior Notes due 2012

$500.0 million 10 3/8% Senior Subordinated Notes due 2014